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                                                                      EXHIBIT 99












                          FPA MEDICAL MANAGEMENT, INC.

                               401(K) SAVINGS PLAN

                              AMENDED AND RESTATED

                            EFFECTIVE JANUARY 1, 1997
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                                TABLE OF CONTENTS

                                                                            PAGE
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                                    ARTICLE I

                                   DEFINITIONS

       "Account"............................................................  2
          "Matching Contribution Account"...................................  2
          "Profit Sharing Account"..........................................  2
          "Rollover Account"................................................  2
          "Salary Reduction Account"........................................  2
          "Transfer Account"................................................  2
       "Actual Deferral Percentage".........................................  2
       "Affiliated Company".................................................  3
       "Age"................................................................  3
       "Alternate Payee"....................................................  3
       "Average Actual Deferral Percentage".................................  4
       "Average Contribution Percentage"....................................  4
       "Benefit Commencement Date"..........................................  4
       "Board of Directors".................................................  4
       "Code"...............................................................  4
       "Committee" or "Savings Plan Committee"..............................  4
       "Company"............................................................  4
       "Compensation".......................................................  4
       "Contribution Percentage"............................................  6
       "Covered Employee"...................................................  6
       "Effective Date".....................................................  6
       "Eligible Employee"..................................................  6
       "Employee"...........................................................  6
       "Employment Commencement Date".......................................  7
       "ERISA"..............................................................  7
       "FPA Common Stock"...................................................  7
       "Fund"...............................................................  7
       "Highly Compensated Eligible Employee"...............................  7
       "Highly Compensated Employee"........................................  7
       "Hour of Service"....................................................  8
       "Investment Medium"..................................................  9
       "Limitation Year"....................................................  9
       "Matching Contributions".............................................  9
       "Normal Retirement Age"..............................................  9
       "Normal Retirement Date".............................................  9
       "One-Year Period of Severance".......................................  9
       "Participant"........................................................  9
       "Participating Company"..............................................  9
       "Payroll Period"..................................................... 10
       "Period of Service".................................................. 10
       "Period of Severance"................................................ 10
       "Plan"............................................................... 10
       "Plan Year".......................................................... 10
       "Predecessor Plan"................................................... 10
       "Profit Sharing Contributions"....................................... 10
       "Profit Sharing Participant"......................................... 10
       "Qualified Domestic Relations Order"................................. 10
       "Reemployment Commencement Date"..................................... 11
       "Required Beginning Date"............................................ 11
       "Rollover Contributions"............................................. 11
       "Salary Reduction Contributions"..................................... 11


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                                                                            PAGE
                                                                            ----
       "Separation from Service"............................................ 11
       "Severance from Service Date"........................................ 11
       "Spouse"............................................................. 12
       "Total Disability"................................................... 12
       "Trust Agreement".................................................... 12
       "Trustee"............................................................ 12
       "Valuation Date"..................................................... 12

                                   ARTICLE II

                    TRANSITION AND ELIGIBILITY TO PARTICIPATE

       2.1 Rights Affected and Preservation of Accrued
           Benefit.......................................................... 13
       2.2 Eligibility to Participate - Salary Reduction
           Contributions.................................................... 13
       2.3 Election to Make Salary Reduction Contributions.................. 13
       2.4 Participation in Matching Contributions.......................... 14
       2.5 Eligibility to Participate - Profit Sharing
           Contributions.................................................... 14
       2.6 Participation in Profit Sharing Contributions.................... 14
       2.7 Data............................................................. 14

                                   ARTICLE III

                            CONTRIBUTIONS TO THE PLAN

       3.1 Salary Reduction Contributions................................... 15
       3.2 Change of Percentage Rate........................................ 15
       3.3 Discontinuance of Salary Reduction Contributions................. 16
       3.4 Matching Contribution............................................ 16
       3.5 Profit Sharing Contribution...................................... 16
       3.6 Timing and Deductibility of Contributions........................ 17
       3.7 Fund............................................................. 17
       3.8 Limitation on Salary Reduction Contributions and
           Matching Contributions........................................... 18
       3.9 Prevention of Violation of Limitation on Salary
           Reduction Contributions and Matching
           Contributions.................................................... 20
       3.10 Maximum Allocation.............................................. 23

                                   ARTICLE IV

                             PARTICIPANTS' ACCOUNTS

       4.1 Accounts......................................................... 27
       4.2 Valuation........................................................ 27
       4.3 Apportionment of Gain or Loss.................................... 27
       4.4 Accounting for Allocations....................................... 27


                                    ARTICLE V

                                  DISTRIBUTION

       5.1 General.......................................................... 28
       5.2 Separation from Service.......................................... 28
       5.3 Death............................................................ 28
       5.4 Total Disability................................................. 28


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                                                                            PAGE
                                                                            ----
       5.5 Valuation for Distribution....................................... 28
       5.6 Timing of Distribution........................................... 29
       5.7 Mode of Distribution............................................. 30
       5.8 Beneficiary Designation.......................................... 31
       5.9 Recalculation of Life Expectancy................................. 32
       5.10 Transfer of Account to Other Plan............................... 32
       5.11 Transfers from Certain Plans.................................... 34
       5.12 Other Distributions............................................. 39


                                   ARTICLE VI

                                     VESTING

       6.1 Nonforfeitable Amounts........................................... 40
       6.2 Years of Service for Vesting..................................... 40
       6.3 Breaks in Service and Loss of Service............................ 41
       6.4 Restoration of Service........................................... 41
       6.5 Forfeitures and Restoration of Forfeited Amounts
           upon Reemployment................................................ 41


                                   ARTICLE VII

                             ROLLOVER CONTRIBUTIONS

       7.1 Rollover Contributions........................................... 44
       7.2 Vesting and Distribution of Rollover and Transfer
           Accounts......................................................... 45


                                  ARTICLE VIII

                                   WITHDRAWALS

       8.1 Withdrawals Not Subject to Section 401(k)
           Restrictions..................................................... 46
       8.2 Withdrawals Subject to Section 401(k)
           Restrictions..................................................... 46
       8.3 Withdrawals On and After Attainment of Age 59-1/2................ 48
       8.4 Amount and Payment of Withdrawals................................ 48
       8.5 Withdrawals Not Subject to Replacement........................... 49
       8.6 Pledged Amounts.................................................. 49
       8.7 Investment Medium to be Charged with Withdrawal.................. 49


                                   ARTICLE IX

                              LOANS TO PARTICIPANTS

       9.1 Loan Application................................................. 50
       9.2 Loan Rejection................................................... 50
       9.3 Amount of Loan................................................... 50
       9.4 Terms of Loan.................................................... 51
       9.5 Enforcement...................................................... 53
       9.6 Additional Rules................................................. 53


                                    ARTICLE X


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                                                                            PAGE
                                                                            ----

                                 ADMINISTRATION

       10.1     Committee................................................... 54
       10.2     Duties and Powers of Committee.............................. 54
       10.3     Functioning of Committee.................................... 55
       10.4     Disputes.................................................... 55
       10.5     Indemnification............................................. 56


                                   ARTICLE XI

                                    THE FUND

       11.1     Designation of Trustee...................................... 57
       11.2     Exclusive Benefit........................................... 57
       11.3     No Interest in Fund......................................... 57
       11.4     Trustee..................................................... 57
       11.5     Investments and Voting FPA Common Stock..................... 57


                                   ARTICLE XII

                      AMENDMENT OR TERMINATION OF THE PLAN

       12.1     Power of Amendment and Termination.......................... 60
       12.2     Merger...................................................... 60


                                  ARTICLE XIII

                              TOP-HEAVY PROVISIONS

       13.1     General..................................................... 61
       13.2     Definitions................................................. 61
       13.3     Minimum Contribution for Non-Key Employees.................. 64
       13.4     Vesting..................................................... 65
       13.5     Social Security............................................. 66
       13.6     Adjustment to Maximum Benefit Limitation.................... 66


                                   ARTICLE XIV

                               GENERAL PROVISIONS

       14.1     No Employment Rights........................................ 67
       14.2     Governing Law............................................... 67
       14.3     Severability of Provisions.................................. 67
       14.4     No Interest in Fund......................................... 67
       14.5     Spendthrift Clause.......................................... 67
       14.6     Incapacity.................................................. 67
       14.7     Withholding................................................. 68
       14.8     Missing Persons............................................. 68


                                   ARTICLE XV

                           RIGHTS OF ALTERNATE PAYEES

       15.1     General..................................................... 69


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                                                                            PAGE
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       15.2     Distribution................................................ 69
       15.3     Withdrawals................................................. 69
       15.4     Death Benefits.............................................. 69
       15.5     Investment Direction........................................ 70

SCHEDULE A  MINIMUM DISTRIBUTION INCIDENTAL BENEFIT TABLE

APPENDIX A  PREDECESSOR PLANS


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                FPA MEDICAL MANAGEMENT, INC. 401(k) SAVINGS PLAN


                                   BACKGROUND


            WHEREAS, FPA Medical Management, Inc. (the "Company") adopted the FPA Medical Management, Inc. 401(k) Salary Savings Plan, effective January 1, 1994, for certain of its employees; and

            WHEREAS, beginning in 1995 the Company has acquired and will be acquiring in the future corporations which are maintaining section 401(k) plans for their eligible employees; and

            WHEREAS, the Company desires to consolidate its various section 401(k) plans with the FPA Medical Management, Inc. 401(k) Salary Savings Plan so that a single section 401(k) plan will cover its eligible employees and certain of the eligible employees of its affiliates; and

            WHEREAS, the Company desires to amend and restate the FPA Medical Management, Inc. 401(k) Salary Savings Plan to accomplish its goal of having a single company-wide section 401(k) plan which covers a substantial portion of its employees and that such amended and restated plan shall be known as the FPA Medical Management, Inc. 401(k) Savings Plan to; and

            NOW, THEREFORE, effective January 1, 1997, the FPA Medical Management, Inc. 401(k) Savings Plan is continued, amended and restated as hereinafter set forth:
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                                    ARTICLE I

                                   DEFINITIONS


            Except where otherwise clearly indicated by context, the masculine shall include the feminine and the singular shall include the plural, and vice-versa. Any term used herein without an initial capital letter that is used in a provision of the Code with which this Plan must comply to meet the requirements of section 401(a) of the Code shall be interpreted as having the meaning used in such provision of the Code, if necessary for the Plan to comply with such provision.

            "Account" means the entries maintained in the records of the Committee which represent Participant's interest in the Fund. The term "Account" shall refer, as the context indicates, to any or all of the following:

                      "Matching Contribution Account" -- the Account to which are credited Matching Contributions, if any, allocated to a Participant, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto.

                      "Profit Sharing Account" -- the Account to which are credited Profit Sharing Contributions, if any, allocated to a Participant, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto.

                      "Rollover Account" -- the Account to which are credited a Participant's Rollover Contributions, if any, that are not subject to the joint and survivor annuity requirements of sections 401(a)(11) and 417 of the Code, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto.

                      "Salary Reduction Account" -- the Account to which are credited a Participant's Salary Reduction Contributions, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto.

                      "Transfer Account" -- the Account to which are credited a Participant's Rollover Contributions, if any, that are subject to the joint and survivor annuity requirements of sections 401(a)(11) and 417 of the Code, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto.

            "Actual Deferral Percentage" means, for any Eligible Employee for a given Plan Year, the ratio of:

                      (a)     the sum of:


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                        (1) such Eligible Employee's Salary Reduction
Contributions for the Plan Year, plus

                        (2) in the case of any Highly Compensated Eligible Employee, his elective deferrals for the year under any other qualified retirement plan, other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code or a tax credit employee stock ownership plan as defined in section 409(a) of the Code, maintained by a Participating Company or any Affiliated Company, plus

                        (3) at the election of the Committee, any portion of the Eligible Employee's Matching Contributions contributed pursuant to Section 3.4 hereof required or permitted to be taken into account under section 401(k) of the Code and the regulations issued thereunder, plus

                        (4) at the election of the Committee, any portion of the Eligible Employee's Profit Sharing Contributions contributed pursuant to Section
3.5 hereof required or permitted to be taken into account under section 401(k) of the Code and the regulations issued thereunder; to

                        (b) the Eligible Employee's Compensation for the Plan Year.

            "Affiliated Company" means, with respect to any Participating Company, (a) any corporation that is a member of a controlled group of corporations, as determined under section 414(b) of the Code, which includes such Participating Company; (b) any member of an affiliated service group, as determined under section 414(m) of the Code, of which such Participating Company is a member; (c) any trade or business (whether or not incorporated) that is under common control with such Participating Company, as determined under section 414(c) of the Code; and (d) any other organization or entity which is required to be aggregated with the Participating Company under section 414(o) of the Code. "50% Affiliated Company" means an Affiliated Company, but determined with "more than 50%" substituted for the phrase "at least 80%" in section 1563(a) of the Code, when applying sections 414(b) and (c) of the Code.

            "Age" means, for any individual, his age on his last birthday, except that an individual attains Age 59-1/2 or Age 70-1/2 on the corresponding date in the sixth calendar month following the month in which his 59th or 70th (respectively) birthday falls (or the last day of such sixth month if there is no such corresponding date therein).

            "Alternate Payee" means any Spouse, former Spouse, child or other dependent of a Participant who is recognized by a domestic relations order (within the meaning of section 414(p)(1)(B) of the

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Code) as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

            "Average Actual Deferral Percentage" means, for a specified group of Eligible Employees for a Plan Year, the average of the Actual Deferral Percentages for such Eligible Employees for the Plan Year.

            "Average Contribution Percentage" means, for a specified group of Eligible Employees for a Plan Year, the average of the Contribution Percentages for such Eligible Employees for the Plan Year.

            "Benefit Commencement Date" means, for any Participant or beneficiary, the date as of which the first benefit payment, including a single sum, from the Participant's Account is due, other than pursuant to a withdrawal under Article VIII hereof.

            "Board of Directors" means, unless otherwise specified, the board of directors of the Company or a committee of the Board of Directors to which the Board of Directors has delegated some or all of its responsibilities hereunder.

            "Code" means the Internal Revenue Code of 1986, as it is presently constituted, as it may be amended or any successor statute of similar purpose and any regulations issued thereunder.

            "Committee" or "Savings Plan Committee" means the individuals appointed by the Board of Directors to supervise the administration of the Plan, as provided in Article X hereof, or, if no such Committee is appointed, it shall mean the Company.

            "Company" means FPA Medical Management, Inc. and its successors.

            "Compensation" means, for any Eligible Employee, for any Plan Year or Limitation Year, as the case may be:

                      (a) For purposes of Sections 3.1, 3.4, and 3.5 hereof, subject to the limitations set forth in Subsection (e) of this definition, an Eligible Employee's total wages as reported in the box titled "Wages, tips, other compensation" of Form W-2 (i.e., wages as defined in section 3401(a) of the Code and all other payments of compensation for which the Participating Company is required to furnish the employee a written statement under sections 6041(d) and 6051(a)(3) of the Code) from a Participating Company for such Plan Year, reduced by any reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits, but including Salary Reduction Contributions and elective contributions that are not includible in gross income under section 125, 402(e)(3), 402(h) or 403(b) of the Code.

                      (b) For the purposes of Article XIII and Section 3.10 hereof, subject to the limitations set forth in Subsection (e) of this definition, total wages as reported in the box titled "Wages, tips, other compensation" of Form W-2 (i.e., wages as defined in section 3401(a) of the Code and all other payments of compensation for which the Participating Company is required to furnish the employee a written statement under sections 6041(d) and 6051(a)(3) of the Code).

                      (c) For the purposes of the definitions of "Actual Deferral Percentage" and "Contribution Percentage" in this Article (except as otherwise provided in such definitions), and subject to the limitations set forth in Subsection (e) of this definition, total wages as reported in the box titled "Wages, tips, other compensation" of Form W-2 (i.e., wages as defined in section 3401(a) of the Code and all other payments of compensation for which the Participating Company is required to furnish the employee a written statement under sections 6041(d) and 6051(a)(3) of the Code).

            For the purpose of this Subsection (c), the Company may elect to consider only compensation as defined above for that portion of the Plan Year during which the Employee was an Eligible Employee, provided that this election is applied uniformly to all Eligible Employees for the Plan Year.

                      (d) For the purpose of the definition of "Highly Compensated Employee" in this Article (except as otherwise provided in such definition), the Employee's total wages as reported in the box titled "Wages, tips, other compensation" of Form W-2 (i.e., wages as defined in section 3401(a) of the Code and all other payments of compensation for which the Participating Company is required to furnish the employee a written statement under sections 6041(d) and 6051(a)(3) of the Code), but including amounts that are excluded from gross income under section 125 (relating to cafeteria plans), 402(e)(3) (relating to section 401(k) cash or deferred plans), 402(h)(1)(B) (relating to simplified employee pensions) or 403(b) (relating to tax-deferred annuities) of the Code, or a reasonable approximation thereof.

                      (e) With respect to any Plan Year, only compensation not in excess of the amount to which the $200,000 (for Plan Years beginning before January 1, 1994) or the $150,000 (for Plan Years beginning on or after January 1, 1994) limit of Code section 401(a)(17) has been indexed shall be taken into account for purposes of Subsections (a), (b) and (c) of this definition, except that this Subsection (e) shall not apply for purposes of Sections 3.10 and 13.2(c) hereof.

            "Contribution Percentage" means for any Eligible Employee for a given Plan Year, the ratio of:

                      (a) the sum of

                        (1) such Eligible Employee's Matching Contributions for the Plan Year (to the extent not included in such Eligible Employee's Actual Deferral Percentage for such Plan Year), plus

                        (2) in the case of any Highly Compensated Eligible Employee, any employee contributions and employer matching contributions, including any elective deferrals recharacterized as employee contributions, under any other qualified retirement plan, other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code or a tax credit employee stock ownership plan, as defined in section 409(a) of the Code, maintained by a Participating Company or any Affiliated Company.

                        (3) at the election of the Committee, any portion of the Eligible Employee's Salary Reduction Contributions for the Plan Year or elective deferrals under any other qualified retirement plan maintained by a Participating Company or any Affiliated Company that may be disregarded without causing this Plan or such other qualified retirement plan to fail to satisfy the requirements of section 401(k)(3) of the Code; to

                      (b) the Eligible Employee's Compensation for the Plan
Year.

            "Covered Employee" means any Employee who (a) is employed by a Participating Company, (b) is not covered by a collective bargaining agreement, unless such agreement specifically provides for participation hereunder, (c) is not a nonresident alien who receives no compensation from sources within the United States (within the meaning of section 861(a)(3) of the Code), (d) is not covered by another tax-qualified profit sharing plan maintained by a Participating Company, and (e) is not an independent contractor. An Employee who is such solely by reason of being a leased employee shall not be a Covered Employee.

            "Effective Date" means for the Plan in effect prior to this amendment and restatement January 1, 1994, and for this amended and restated Plan "Effective Date" means January 1, 1997.

            "Eligible Employee" means an Employee who has become an Eligible Employee as set forth in Section 2.2 hereof, and who has remained a Covered Employee at all times thereafter.

            "Employee" means an individual who is employed by a Participating Company or an Affiliated Company, except that any individual who is classified by a Participating Company or an

Affiliated Company as an independent contractor shall not be an Employee, regardless of whether such individual qualifies as an "employee" under employment tax laws, common-law or any other law; provided that in the event an individual is recharacterized as qualifying as a common-law "employee," such individual will have no entitlement to any accrued benefits under this Plan, but shall be eligible to be credited with a Period of Service for vesting purposes to the extent that such individual has been employed as a common-law "employee." An individual who is not otherwise employed by a Participating Company or Affiliated Company shall be deemed to be employed by such company if he is a leased employee with respect to whose services such Participating Company or Affiliated Company is the recipient within the meaning of section 414(n) or 414(o) of the Code, but to whom section 414(n)(5) of the Code does not apply.

            "Employment Commencement Date" means, for any Employee, the date on which he is first entitled to be credited with an "Hour of Service" described in Paragraph (a)(1) of the definition of Hour of Service in this Article.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulations issued thereunder.

            "FPA Common Stock" means the common stock, $.002 par value per share, of the Company or such other stock of the Company, which is "employer securities" as defined in section 409(l) of the Code.

            "Fund" means the fund established for this Plan, administered under the Trust Agreement, out of which benefits payable under this Plan shall be paid.

            "Highly Compensated Eligible Employee" means an Eligible Employee who is (or is treated as) a Highly Compensated Employee.

            "Highly Compensated Employee" means an Employee who:

                        (a) is a 5-percent owner, as defined in section 416(i) of the Code, at any time during the current or preceding Plan Year; or

                        (b) received more than $80,000 (as indexed) in Compensation from a Participating Company or an Affiliated Company during the preceding Plan Year. If elected by the Committee, a Highly Compensated Employee, as determined pursuant to this Subsection (b), must also be among the top 20% of Employees of all Participating Companies and Affiliated Companies ranked by Compensation in the preceding Plan Year (excluding Employees described in section 414(q)(8) of the Code to the extent (1) permitted under the Code and (2) elected by the Committee, for purposes of identifying the number of Employees in the top 20%).

            "Hour of Service" means, for any Employee, a credit awarded with respect to:

                      (a) except as provided in Subsection (b) or (c),

                        (1) each hour for which he is directly or indirectly paid or entitled to payment by a Participating Company or an Affiliated Company for the performance of employment duties; or

                        (2) each hour for which he is entitled, either by award or agreement, to back pay from a Participating Company or an Affiliated Company, irrespective of mitigation of damages; or

                        (3) each hour for which he is directly or indirectly paid or entitled to payment by a Participating Company or an Affiliated Company on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), jury duty, layoff, leave of absence, or military duty.

                       (b) For any period that includes any hours for which an Hour of Service would otherwise be credited to an Employee under Subsection (a), above, the Committee may, in accordance with rules applied in a uniform and non-discriminatory manner, elect instead to credit Hours of Service using one or more of the following equivalencies:

Basis Upon Which Records                   Credit Granted to Individual
     Are Maintained                               For Period
------------------------                   ----------------------------
      shift                                actual hours for full shift
      day                                   10 Hours of Service
      week                                  45 Hours of Service
      semi-monthly period                   95 Hours of Service
      month                                190 Hours of Service

                      (c) Anything to the contrary in Subsection (a) or (b) notwithstanding:

                        (1) No Hours of Service shall be credited to an Employee for any period merely because, during such period, payments are made or due him under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws.

                        (2) No more than 501 Hours of Service shall be credited to an Employee under Paragraph (a)(3) of this definition on account of any single continuous period during which no duties are performed by him, except to the extent otherwise provided in the Plan.

                        (3) No Hours of Service shall be credited to an Employee with respect to payments solely to reimburse for medical or medically related expenses.

                        (4) No Hours of Service shall be credited twice.

                        (5) Hours of Service shall be credited at least as liberally as required by the rules set forth in U.S. Department of Labor Reg.
Section 2530.200b-2(b) and (c).

                        (6) In the case of an Employee who is such solely by reason of service as a leased employee within the meaning of section 414(n) or 414(o) of the Code, Hours of Service shall be credited as if such Employee were employed and paid with respect to such service (or with respect to any related absences or entitlements) by the Participating Company or Affiliated Company that is the recipient thereof.

            "Investment Medium" means any fund, contract, obligation, or other mode of investment, including FPA Common Stock, to which a Participant may direct the investment of the assets in his Account.

            "Limitation Year" means the Plan Year.

            "Matching Contributions" means the amounts, if any, contributed by the Company pursuant to Section 3.4 hereof.

            "Normal Retirement Age" means, for any Participant, the date on which he attains Age 65.

            "Normal Retirement Date" means, for any Participant, the first day of the month coincident with or next following his attainment of Normal Retirement Age.

            "One-Year Period of Severance" means a 12-consecutive- month period beginning on the date of the Employee's Separation from Service during which the former Employee is credited with no Hours of Service.

            "Participant" means an individual for whom one or more Accounts are maintained under the Plan.

            "Participating Company" means the Company and each other organization which is authorized by the Board of Directors to adopt this Plan by action of its board of directors or other governing body and any successor by merger or any business organization that acquires a Participating Company's business and adopts this Plan with the approval of the Board of Directors. Each reference to the singular shall be deemed a reference to each such Participating Company individually.

            "Payroll Period" means a weekly, bi-weekly, semi-monthly, or monthly pay period or such other standard pay period of the Participating Company applicable to the class of Employees of which the Eligible Employee is a part.

            "Period of Service" means, with respect to any Employee, the period of time commencing on the Employee's Employment Commencement Date and ending on the date of the Employee's Separation from Service and, if applicable, the period of time commencing on an Employee's Reemployment Commencement Date and ending on the date of the Employee's subsequent Separation from Service.

            "Period of Severance" means the period of time commencing on the date of an Employee's Separation from Service and ending on the date on which the Employee is again entitled to be credited with an Hour of Service.

            "Plan" means the amended and restated FPA Medical Management, Inc. 401(k) Savings Plan, a profit sharing plan with a cash or deferred arrangement, as set forth herein and as it may be further amended from time to time.

            "Plan Year" means each 12-consecutive month period that begins on each January 1st and ends on the next following December 31st.

            "Predecessor Plan" means each of the tax-qualified defined contribution plans identified on Appendix A, attached at the end hereof, which have had their assets transferred to this Plan. Appendix A also contains special provisions applicable to Participants who participated in such Predecessor Plans.

            "Profit Sharing Contributions" means the amounts, if any, contributed by the Company pursuant to Section 3.5 hereof.

            "Profit Sharing Participant" means an individual who has become a Profit Sharing Participant as provided in Article II hereof and remained a Covered Employee at all times thereafter.

            "Qualified Domestic Relations Order" means a domestic relations order (within the meaning of section 414(p)(1)(B) of the Code) which creates or recognizes the existence of an Alternate Payee's rights to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan, and is determined by the Committee to satisfy the requirements of section 414(p) of the Code.

            "Reemployment Commencement Date" means the first day following a One-Year Period of Severance on which an Employee is entitled to be credited with an Hour of Service described in

Paragraph (a)(1) of the definition of "Hour of Service" in this Article.

            "Required Beginning Date" means, for any Participant:

                      (a) if he is not a 5-percent owner (within the meaning of section 416 of the Code) of a Participating Company at any time during the five-Plan-Year period ending in the calendar year in which he attained Age 70-1/2, or thereafter, April 1 of the calendar year following the later of the calendar year in which he has a Separation from Service or the calendar year in which he attained Age 70-1/2; or

                      (b)     if he is a 5-percent owner (within the
meaning of section 416 of the Code) of a Participating Company at any time during the five-Plan-Year period ending in the calendar year in which he attained Age 70-1/2, or thereafter, the later of (1) April 1 of the calendar year following the calendar year in which he attained Age 70-1/2 or (2) April 1 of the calendar year in which he becomes a 5-percent owner.

            "Rollover Contributions" means, for any Participant, his rollover contributions as provided in Section 7.1 hereof.

            "Salary Reduction Contributions" means, for any Participant, contributions on his behalf as provided in Section 3.1(a) hereof.

            "Separation from Service" means, for any Employee, his death, retirement, resignation, discharge or any absence that causes him to cease to be an Employee.

            "Severance from Service Date" means the date, as recorded on the records of a Participating Company or an Affiliated Company, on which an Employee of such company quits, retires, is discharged, or dies, or, if earlier, the first anniversary of the first day of a period during which the Employee remains absent from service with all Participating Companies and Affiliated Companies (with or without pay) for any other reason, except:

                      (a) Solely for purposes of determining whether a One-Year Period of Severance has occurred, if the Employee is absent from work beyond the first anniversary of the first day on which he is absent by reason of pregnancy, childbirth, or placement in connection with adoption, or for purposes of the care of such Employee's child immediately after birth or placement in connection with adoption, such Employee's Severance from Service Date shall be the second anniversary of the first day of such absence; or

                      (b) If the Employee is absent for military service under leave granted by the Participating Company or

Affiliated Company or required by law, the Employee shall not be considered to have a Separation from Service, provided the absent Employee returns to service with the Participating Company or Affiliated Company within 90 days of his release from active military duty or any longer period during which his right to reemployment is protected by law.

            "Spouse" means the person to whom a Participant is legally married on any date of reference.

            "Total Disability" means, with respect to any Participant, a disability with respect to which he is eligible for and receiving benefits under a long-term disability program sponsored by a Participating Company or an Affiliated Company. If no such program is in effect for any Participant, then as to him "Total Disability" means a disability of a potentially permanent character that prevents a Participant from engaging in the occupation or fulfilling the duties which he performed at the time of the occurrence of such disability, excluding, in either case, disability resulting from:

                      (a) service in the Armed Forces or Merchant Marine of the United States or any other country;

                      (b) warfare;

                      (c) willful participation in any criminal act;

                      (d) intentionally self-inflicted or self-incurred injury;
or

                      (e) use of drugs or narcotics contrary to law.

            "Trust Agreement" means any agreement and declaration of trust executed under this Plan.

            "Trustee" means the corporate trustee or one or more individuals collectively appointed and acting under the Trust Agreement.

            "Valuation Date" means the date investments are valued and shall occur on each business day on which the New York Stock Exchange is open for business.

                                   ARTICLE II

                    TRANSITION AND ELIGIBILITY TO PARTICIPATE


            2.1 Rights Affected and Preservation of Accrued Benefit. Except as provided to the contrary herein, the provisions of this amended and restated Plan shall apply only to Employees who complete an Hour of Service on or after the Effective Date. The rights of any former Employee on the Effective Date shall be governed by the Plan or any Predecessor Plan as in effect upon his Severance from Service Date.

            2.2 Eligibility to Participate - Salary Reduction Contributions.

                      (a) Each Covered Employee as of the Effective Date who was eligible to participate in the Plan or in one of the Predecessor Plans immediately prior to the Effective Date shall continue to be an Eligible Employee as of the Effective Date.

                      (b) Each Covered Employee who was not eligible to participate immediately prior to the Effective Date shall become an Eligible Employee upon the first day of the Payroll Period coincident with or next following the date he has completed thirty (30) days of service or the date he would have become eligible to participate in a Predecessor Plan, if earlier.

                      (c) If an individual is not a Covered Employee on the date he would otherwise become an Eligible Employee pursuant to Subsection (b) of this Section , he shall become an Eligible Employee as of the first date thereafter on which he is a Covered Employee.

                      (d) An Eligible Employee who ceases to be a Covered Employee, by Separation from Service or otherwise, and who later becomes a Covered Employee, shall become an Eligible Employee as of the date on which he first again completes an Hour of Service as a Covered Employee.

            2.3 Election to Make Salary Reduction Contributions. Each Eligible Employee may elect to make Salary Reduction Contributions and become an active Participant by providing notice of such election with the Committee in the form and manner which the Committee determines to be appropriate for that purpose. Such notice shall authorize the Participating Company to reduce such Eligible Employee's Compensation by an amount determined in accordance with Section 3.1 and to make Salary Reduction Contributions on such Eligible Employee's behalf in the amount of such reduction. Such election shall be effective as soon as practicable following receipt of his election by the Committee.

            2.4 Participation in Matching Contributions.

                      (a) An Eligible Employee shall share in Matching Contributions, if any, provided for under Section 3.4(a) hereof for any Plan Year if Salary Reduction Contributions are made on his behalf in such Plan Year.

                      (b) An Eligible Employee shall share in Matching Contributions, if any, provided for under Section 3.4(b) hereof for any Plan Year if Salary Reduction Contributions are made on his behalf in such Plan Year and he has completed 1,000 Hours of Service during the Plan Year and is a Covered Employee on the last day of such Plan Year; provided, however, that no Matching Contributions made pursuant to Section 3.4(b) hereof shall be allocated to any Eligible Employee who (1) has had a Separation from Service during the Plan Year, (2) has completed not more than 500 Hours of Service during such Plan Year, and (3) is not an Employee on the last day of such Plan Year. Notwithstanding the foregoing, an Eligible Employee who has had Salary Reduction Contributions made on his behalf in any Plan Year shall share in Matching Contributions, if any, under Section 3.4(b) hereof for such Plan Year, if, during such Plan Year, he retires under Article V hereof, or dies, or suffers a Total Disability.

            2.5 Eligibility to Participate - Profit Sharing Contributions. Each Covered Employee shall become a Profit Sharing Participant if and when he becomes an Eligible Employee.

            2.6 Participation in Profit Sharing Contributions. A Profit Sharing Participant shall share in Profit Sharing Contributions, if any, under Section
3.5 hereof for any Plan Year during which he (a) completes at least 1,000 Hours of Service, and (b) is a Covered Employee actively employed by a Participating Company on the last day of the Plan Year. Notwithstanding the foregoing, a Profit Sharing Participant shall share in Profit Sharing Contributions under
Section 3.5 hereof for any Plan Year in which he receives Compensation if, during such Plan Year, he retires under Article V hereof, or dies, or suffers a Total Disability.

            2.7 Data. Each Eligible Employee shall furnish to the Committee such data as the Committee may consider necessary for the determination of the Eligible Employee's rights and benefits under the Plan and shall otherwise cooperate fully with the Committee in the administration of the Plan.

                                   ARTICLE III

                            CONTRIBUTIONS TO THE PLAN


            3.1 Salary Reduction Contributions.

                      (a) When an Eligible Employee files an election under
Section 2.4 hereof to have Salary Reduction Contributions made on his behalf, he shall elect the percentage by which his Compensation shall be reduced on account of such Salary Reduction Contributions. Subject to Section 3.8 hereof, this percentage may be between one percent (1%) and fifteen percent (15%) of such Compensation, rounded to the nearer whole percent. The Participating Company shall contribute an amount equal to such percentage of the Eligible Employee's Compensation to the Fund for credit to the Eligible Employee's Salary Reduction Account provided that such contributions may be prospectively limited as provided in Section 3.9 hereof.

                      (b) Salary Reduction Contributions made on behalf of an Eligible Employee under this Plan together with elective deferrals under any other plan or arrangement maintained by any Participating Company or Affiliated Company shall not exceed $9,500 (as adjusted in accordance with section 402(g) of the Code) for any calendar year. To the extent necessary to satisfy this limitation for any year:

                        (1) elections under Subsection (a) of this Section shall be prospectively restricted; and,

                        (2) after application of Subparagraph (1), the excess Salary Reduction Contributions and excess elective deferrals under any other plan or arrangement maintained by any Participating Company or Affiliated Company (with earnings thereon, but reduced by any amounts previously distributed under Section 3.9 hereof for the year) shall be paid to the Participant on or before the April 15 first following the calendar year in which such contributions were made.

If the Salary Reduction Contributions plus elective deferrals described above do not exceed such limitation, but Salary Reduction Contributions, plus the elective deferrals, as defined in section 402(g)(3) of the Code, under any other plan for any Participant exceed such limitation for any calendar year, upon the written request of the Participant made on or before the March 1 first following such calendar year, the excess, including any earnings attributable thereto, designated by the Participant to be distributed from the Plan shall be paid to the Participant on or before the April 15 first following such calendar year.

            3.2 Change of Percentage Rate. A Participant may without penalty change the percentage of Compensation designated by him as his contribution rate under Section 3.1(a) hereof, to any percentage permitted by that Section, and such percentage shall remain in effect until so changed. Any such change shall become effective as of the first day of the Payroll Period next following receipt of the change by the Committee.

            3.3 Discontinuance of Salary Reduction Contributions. A Participant may discontinue his Salary Reduction Contributions at any time. Such discontinuance shall become effective as of the first day of the Payroll Period next following receipt of the discontinuance by the Committee. A Participant who discontinues his Salary Reduction Contributions may resume his Salary
Reduction Contributions as of the first day of the Payroll Period next following receipt by the Committee of a new election pursuant to Section 3.1 hereof.

            3.4 Matching Contribution.

                      (a) Subject to Sections 3.8 and 3.10 hereof and within thirty (30) days prior to the beginning of a Plan Year, the Company may contribute to the Fund for such Plan Year a percentage from 0% to 100% of each Participant's Salary Deferral Contributions as the Company shall determine in its sole discretion, as a Matching Contribution, provided that such contributions may be prospectively limited as provided in Section 3.9 hereof and provided further that the Matching Contribution under this Subsection for any Plan Year shall not cause the total contributions by the Company to exceed the maximum allowable current deduction under the applicable provisions of the Code. Matching Contributions made pursuant to this Subsection shall be credited to the Matching Contribution Accounts of Participants determined in accordance with
Section 2.4(a) hereof in proportion to their Salary Reduction Contributions for the Plan Year not in excess five percent (5%) of each such Participant's Compensation.

                      (b) Within no more than thirty (30) days after the end of a Plan Year and subject to Sections 3.8 and 3.10 hereof, the Company may contribute to the Fund for such Plan Year such amount as the Company shall determine, in its sole discretion, as a Matching Contribution, provided that such Matching Contribution under this Subsection for any Plan Year shall not cause the total contribution by the Company to exceed the maximum allowable current deduction under the applicable provisions of the Code. Matching Contributions made pursuant to this Subsection shall be credited to the Matching Contribution Accounts of the Participants determined in accordance with Section 2.4(b) hereof in proportion to their Salary Reduction Contributions for the Plan Year.

            3.5 Profit Sharing Contribution.

                      (a) Each Participating Company shall contribute to the Fund for each Plan Year such amount as it shall determine in its sole discretion as of the close of the Participating Company's fiscal year, provided that the contribution under this Subsection for any Plan Year shall not cause the total contributions by the Company to exceed the maximum allowable current deduction under the applicable provisions of the Code. Such contributions shall be allocated to the Profit Sharing Accounts of Profit Sharing Participants eligible to share in Profit Sharing Contributions in accordance with Section 2.6 hereof in proportion to their Compensation for the Plan Year.

                      (c) Except with respect to tax deductibility, the Profit Sharing Contribution for any Plan Year shall include both the amount contributed by the Company for such Plan Year and the amount of Profit Sharing Contributions forfeited during such Plan Year.

            3.6 Timing and Deductibility of Contributions. Profit Sharing and Matching Contributions for any Plan Year under this Article shall be made no later than the last date on which amounts so paid may be deducted for Federal income tax purposes for the taxable year of the employer in which the Plan Year ends. All contributions to the Plan are expressly conditioned upon their deductibility for Federal income tax purposes. Amounts contributed as Salary Reduction Contributions, or Rollover Contributions, will be remitted to the Trustee as soon as practicable, but no later than the 15th business day following the end of the month in which such contributions were received or withheld from the Participant's Compensation.

            3.7 Fund. The contributions deposited by the Company in the Fund in accordance with this Article shall constitute a fund held for the benefit of Participants and their eligible beneficiaries under and in accordance with this Plan. No part of the principal or income of the Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their eligible beneficiaries (including necessary administrative costs); provided, that (a) in the case of a contribution made by the Company as a mistake of fact, or for which a tax deduction is disallowed, in whole or in part, by the Internal Revenue Service, the Company shall be entitled to a refund of said contributions, which must be made within one year after payment of a contribution made as a mistake of fact, or within one year after disallowance of the tax deduction, to the extent of such disallowance, and (b) in the case of contributions made by the Company which are conditioned on the initial qualification of the Plan under section 401 of the Code, if the Plan is the subject of an adverse determination with respect to its initial qualification, then the Company shall be entitled to a refund of said contributions, but only if the application for the determination is made by the time prescribed by law for filing the Company's federal income tax return for the taxable year in which the Plan is adopted or such later date as may be permitted by applicable Treasury regulation or other applicable administrative pronouncements.

            3.8 Limitation on Salary Reduction Contributions and Matching Contributions.

                      (a) For any Plan Year, the Average Actual Deferral Percentage for the Highly Compensated Eligible Employees shall not exceed the greater of:

                        (1) one hundred twenty-five percent (125%) of the Average Actual Deferral Percentage for all other Eligible Employees in the immediately prior Plan Year; or

                        (2) the lesser of:

                              (A) two hundred percent (200%) of the Average
Actual Deferral Percentage for all other Eligible Employees in the immediately prior Plan Year; or

                              (B) two percent (2%) plus the Average Actual
Deferral Percentage for all other Eligible Employees for the immediately prior Plan Year.

                        (3) At the election of the Company, the Average Actual Deferral Percentage for Eligible Employees other than Highly Compensated Eligible can be determined for the current Plan Year rather than the immediately prior Plan Year. Once this election is made, it can be changed only with the approval of the Internal Revenue Service.

                      (b) For any Plan Year, the Average Contribution Percentage for the Highly Compensated Eligible Employees shall not exceed the greater of:

                        (1) one hundred twenty-five (125%) of the Average Contribution Percentage for all other Eligible Employees for the immediately prior Plan Year; or

                        (2) the lesser of:

                              (A) two hundred percent (200%) of the Average
Contribution Percentage for all other Eligible Employees the immediately prior Plan Year; or

                              (B) two percent (2%) plus the Average Contribution
Percentage for all other Eligible Employees the immediately prior Plan Year.

                        (3) At the election of the Company, the Average Contribution Percentage for Eligible Employees other than Highly Compensated Eligible can be determined for the current Plan Year rather than the immediately prior Plan Year. Once this election is made, it can be changed only with the approval of the Internal Revenue Service.

                      (c) For any Plan Year, the sum of the Average Actual Deferral Percentage and the Average Contribution Percentage for the Highly Compensated Eligible Employees shall not exceed the greater of:

                        (1) the sum of:

                              (A) one hundred twenty-five percent (125%) of the
greater of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees for the immediately prior Plan Year; plus

                              (B) the lesser of:

                                    (i) two hundred percent (200%) of the lesser
of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees for the immediately prior Plan Year; or

                                    (ii) two percent (2%) plus the lesser of the
Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees for the immediately prior Plan Year; or

                        (2) the sum of:

                              (A) one hundred twenty-five percent (125%) of the
lesser of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees for the immediately prior Plan Year; plus

                              (B) the lesser of:

                                    (i) two hundred percent (200%) of the
greater of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees for the immediately prior Plan Year; or

                                    (ii) two percent (2%) plus the greater of
the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees for the immediately prior Plan Year.

                      (b) If the Plan and any other plan(s) maintained by a Participating Company or an Affiliated Company are treated as a single plan for purposes of section 401(a)(4) or section 410(b) of the Code, the limitations in Subsections (a) through (d) of this Section shall be applied by treating the Plan and such other plan(s) as a single plan.

                      (c) The application of this Section shall satisfy sections 401(k) and 401(m) of the Code and such other requirements as may be prescribed by the Secretary of the Treasury.

            3.9 Prevention of Violation of Limitation on Salary Reduction Contributions and Matching Contributions. The Committee shall monitor the level of Participants' Salary Reduction Contributions and Matching Contributions and elective deferrals, employee contributions, and employer matching contributions under any other qualified retirement plan maintained by a Participating Company or any Affiliated Company to insure against exceeding the limits of Section 3.8 hereof. To the extent practicable, the Committee may prospectively limit (i) some or all of the Highly Compensated Eligible Employees' Salary Reduction Contributions to reduce the Average Actual Deferral Percentage of the Highly Compensated Eligible Employees to the extent necessary to satisfy Section 3.8(a) hereof, and/or (ii) some or all of the Highly Compensated Eligible Employees' Matching Contributions to reduce the Average Contribution Percentage of the Highly Compensated Eligible Employees to the extent necessary to satisfy Section 3.8(b) hereof, and/or (iii) some or all of the Highly Compensated Eligible Employees' Salary Reduction Contributions, and Matching Contributions to the extent necessary to satisfy Section 3.8(c) hereof. If the Committee determines after the end of the Plan Year that the limits of Section 3.8 hereof may be or have been exceeded, it shall take the appropriate following action for such Plan
Year:

                      (a) (1) (A) The Average Actual Deferral Percentage for the Highly Compensated Eligible Employees shall be reduced to the extent necessary to satisfy Section 3.8(a) hereof.

                              (B) The reduction shall be accomplished by
reducing the maximum Salary Reduction Contribution for any Highly Compensated Eligible Employee to an adjusted maximum Salary Reduction Contribution, which shall be the highest Salary Reduction Contribution that would cause one of the tests in section 3.8(a) hereof to be satisfied, if each Highly Compensated Eligible Employee with a higher Salary Reduction Contribution had instead made the adjusted maximum Salary Reduction Contribution, reducing the Highly Compensated Eligible Employee's Salary Reduction Contributions and elective deferrals under any other qualified retirement plan maintained by a Participating Company or any Affiliated Company (less any amounts previously distributed under Section 3.1 hereof for the year) in order, beginning with the Highly Compensated Eligible Employee(s) with the greatest Salary Reduction Contributions.

                              (C) Not later than the end of the Plan Year
following the close of the Plan Year for which the Salary Reduction Contributions were made, the difference between a Highly Compensated Eligible Employee's actual Salary Reduction Contribution and the Highly Compensated Eligible Employee's adjusted maximum Salary Reduction Contribution shall be paid to the Highly Compensated Eligible Employee, with earnings attributable thereto (as determined in accordance with applicable Treasury Regulations); provided, however, that for any Participant who is also a participant in any other qualified retirement plan maintained by a Participating Company or any Affiliated Company under which the Participant makes elective deferrals for such year, the Committee shall coordinate corrective actions under this Plan and such other plan for the year.

                        (3) In lieu of or in addition to the action described in
Section 3.9(a)(1) hereof, the Company may, in its sole discretion, make:

                              (A) a Profit Sharing Contribution under Section
3.8 hereof, which contribution shall be allocated pro rata based on Compensation among the Profit Sharing Accounts of only those Profit Sharing Participants who are not Highly Compensated Eligible Employees; and/or

                              (B) a Matching Contribution under Section 3.4
hereof, which contribution shall be allocated pro rata based on Salary Reduction Contributions among the Matching Contribution Accounts of only those Eligible Employees who are not Highly Compensated Eligible Employees,

in an amount necessary to satisfy at least one of the tests in Section 3.8(a) hereof. Profit Sharing and Matching Contributions made pursuant to this Subsection (a)(3) shall be accounted for separately, shall be 100% nonforfeitable and shall not be eligible for withdrawal under Article VIII hereof prior to the Participant's attainment of Age 59-1/2.

                      (b) (1) (A) The Average Contribution Percentage for the Highly Compensated Eligible Employees shall be reduced to the extent necessary to satisfy at least one of the tests in Section 3.8(b) hereof.

                              (B) The reduction shall be accomplished by
reducing the maximum Matching Contribution for any Highly Compensated Eligible Employee to an adjusted maximum Matching Contribution, which shall be the highest Matching Contribution that would cause one of the tests in Section 3.8(b) hereof to be satisfied, if each Highly Compensated Eligible Employee with a higher Matching Contribution had instead the adjusted maximum Matching Contribution, reducing, in the following order of priority, the Highly Compensated Eligible Employees' Matching Contributions and employee contributions and employer matching contributions under any other qualified retirement plan maintained by a Participating Company or an Affiliated Company, in order beginning with the Highly Compensated Eligible Employee(s) with the highest Matching Contribution.

                              (C) Not later than the end of the Plan Year
following the close of the Plan Year for which such contributions were made, the difference between a Highly Compensated Eligible Employee's Matching Contribution and the Highly Compensated Eligible Employee's adjusted maximum Matching Contribution, with earnings attributable thereto (as determined in accordance with applicable Treasury Regulations), at the Committee's direction, shall be treated as a forfeiture of the Highly Compensated Eligible Employee's Matching Contribution for the Plan Year to the extent such contributions are forfeitable (which forfeiture shall be used to reduce future Matching Contributions), or paid to the Highly Compensated Eligible Employee to the extent such contributions are nonforfeitable; provided, however, that, for any Participant who is also a participant in any other qualified retirement plan maintained by a Participating Company or any Affiliated Company under which the Participant makes employee contributions or is credited with employer matching contributions for the year, the Committee shall coordinate corrective actions under this Plan and such other plan for the year.

                        (2) In lieu of or in addition to the action described in this Section 3.9(b)(1), the Company may, in its sole discretion, make:

                              (A) a Profit Sharing Contribution under Section
3.5 hereof which contribution shall be allocated pro rata based on Compensation among the Profit Sharing Accounts of only those Profit Sharing Participants who are not Highly Compensated Eligible Employees; and/or

                              (B) a Matching Contribution under Section 3.4
hereof, which contribution shall be allocated pro rata based on Salary Reduction Contributions among the Matching Contribution Accounts of only those Eligible Employees who are not Highly Compensated Eligible Employees, in an amount necessary to satisfy at least one of the tests in Section 3.8(b) hereof. Profit Sharing and Matching Contributions made pursuant to this Subsection (b)(2) shall be accounted for separately, shall be 100% nonforfeitable, and shall not be eligible for withdrawal under Article VIII hereof prior to the Participant's attainment of Age 59-1/2.

                      (c) (1) The Average Contribution Percentage and/or the Average Actual Deferral Percentage (as determined under Subsection (2) below) for the Highly Compensated Eligible Employees shall be reduced to satisfy the test in Section 3.8(c), in a manner and to the extent determined by the Committee.

                        (2) The reduction(s) shall be accomplished in the same manner as is set forth in Subsections (a) and (b) of Section 3.8, whichever is appropriate. A reduction to the Average Actual Deferral Percentage shall be charged against the appropriate Highly Compensated Eligible Employees' Salary Reduction Accounts. A reduction to the Average Contribution Percentage shall be charged against the appropriate Highly Compensated Eligible Employees' Matching Contribution Accounts. Notwithstanding the foregoing, for any Participant who is also a participant in any other qualified retirement plan maintained by a Participating Company or any Affiliated Company under which the Participant makes employee contributions or elective deferrals or is credited with employer matching contributions for such year, the Committee shall coordinate corrective actions under this Plan and such other plan for the year.

                      (d) If the corrective payment to a Highly Compensated Eligible Employee of his Salary Reduction Contributions pursuant to Subparagraph
(a)(1)(C) or Subsection (c) of this Section causes Matching Contributions made on his behalf for the Plan Year (excluding such Matching Contributions that were forfeited or paid to the Participant pursuant to Subsection (b)(2) or Subsection
(c) of this Section ) to exceed one hundred percent (100%) of his remaining Salary Reduction Contributions for the Plan Year, the Matching Contributions in excess of one hundred percent (100%) of his Salary Reduction Contributions for the Plan Year that were not distributed to him shall be forfeited, and used to offset future Matching Contributions.

                      (e) If the Plan and any other plan maintained by a Participating Company or an Affiliated Company are treated as a single plan pursuant to Section 3.8 hereof, the Committee shall coordinate corrective actions under the Plan and such other plan for the year.

            3.10 Maximum Allocation. The provisions of this Section 3.10 shall be construed to comply with section 415 of the Code.

                      (a) Notwithstanding anything in this Plan to the contrary, in no event shall the sum of:

                        (1) any Matching Contributions, Profit Sharing Contributions, Salary Reduction Contributions and other employer contributions; any forfeitures, and any employee contributions allocated for any Limitation Year to any Participant (including any such amounts distributed pursuant to Section 3.9 hereof, but not amounts distributed pursuant to Section 3.1(b) hereof under this and any other defined contribution plan maintained by the Participating Company or any 50% Affiliated Company; and

                        (2) all amounts allocated to any Participant after March 31, 1984, to an individual medical account (within the meaning of Code section 415(l)(2)) which is part of a pension or annuity plan maintained by a Participating Company or any 50% Affiliated Company; and

                        (3) all amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date which are attributable to post-retirement medical benefits allocated to a separate account of a Participant who is a key employee, as defined in section 419A(d)(3) of the Code, under a welfare benefit fund maintained by a Participating Company or any 50% Affiliated Company;

exceed the lesser of $30,000, (or such other dollar limitation in effect for the Limitation Year under section 415(c)(1)(A) of the Code) or twenty-five percent (25%) of such Participant's Compensation for the Limitation Year. The 25% Compensation limitation shall not apply to any contribution for medical benefits (within the meaning of section 401(h) or 419A(f)(2) of the Code) which is otherwise treated as an annual addition under section 415(l)(1) or 419A(d)(2) of the Code.

                      (b) If the amount otherwise allocable to the Account of a Participant would exceed the amount described in Subsection (a) of this Section as a result of the reallocation of forfeitures, a reasonable error in estimating the Participant's Compensation, a reasonable error in determining the amount of Salary Reduction Contributions that may be made with respect to a Participant under the limits of this Section, or such other circumstances as permitted by law, the Committee shall determine which portion, if any, of such excess amount is attributable to the Participant's Salary Reduction Contributions, Matching Contributions, if any, and/or Profit Sharing Contributions, if any, until such amount has been exhausted, and shall take the following appropriate steps to correct such violation:

                        (1) Excess Salary Reduction Contributions and earnings thereon shall be paid to the Participant as soon as is administratively feasible.

                        (2) (A) While the Participant remains a Covered Employee, his excess Matching Contributions and Profit

Sharing Contributions shall be held in a suspense account (which shall share in investment gains and losses of the Fund) by the Trustee until the following Plan Year (or any succeeding Plan Years), at which time such amounts shall be allocated to the Participant's Account before any Matching Contributions or Profit Sharing Contributions, as appropriate, are made on his behalf for such Plan Year; and

                              (B) When the Participant ceases to be a Covered
Employee, his excess Matching Contributions and Profit Sharing Contributions, along with earnings thereon, held in the suspense account shall be allocated in the following Plan Year (or any succeeding Plan Years) to the Accounts of other Participants in the Plan.

                      (c) If, in any Limitation Year, a Participant in this Plan is also a participant in one or more defined benefit plans maintained by the Participating Company or any 50% Affiliated Company, the projected annual benefit referred to in Subsection (c)(1) shall be reduced, if necessary, so that the sum of the fractions described in (1) and (2) does not exceed 1.0 for such Limitation Year.

                        (1) Defined Benefit Fraction - a fraction, the numerator of which is the Participant's projected annual benefit under all such defined benefit pension plans determined as of the close of the limitation years of such plans, and the denominator of which is the lesser of:

                              (A) 1.25 x $90,000 (or such other dollar
limitation determined for the Limitation Year under section 415(b)(1)(A) of the
Code); or

                              (B) one hundred forty percent (140%) of the
Participant's highest average Compensation over any three consecutive calendar years;

provided, however, that the denominator of the defined benefit fraction shall be determined after taking into account any adjustments to the dollar limit described in Subparagraph (A) or to the compensation limit described in Subparagraph (B) prescribed by section 415(b) or 415(d) of the Code, as appropriate. For the purpose of this Subsection (c)(1), "projected annual benefit" means the annual benefit to which a Participant would be entitled under the terms of a defined benefit plan if he had continued employment until his normal retirement date under such plan and if his compensation counted for the purpose of such plan had continued at the same rate.

                        (2) Defined Contribution Fraction - a fraction, the numerator of which is the sum of the annual additions to the Participant's accounts under all defined contribution plans sponsored by the Participating Company or any 50% Affiliated Company for all limitation years, and the denominator of which is the sum of the lesser of the following amounts, determined for each of such limitation years and for each prior limitation year of service with the Participating Company or 50% Affiliated Company:

                              (A) 1.25 x $30,000 (or such other dollar
limitation in effect for the Limitation Year under section 415(c)(1)(A) of the
Code); or

                              (B) thirty-five percent (35%) of the Participant's
Compensation for such limitation year.

                                   ARTICLE IV

                             PARTICIPANTS' ACCOUNTS


            4.1 Accounts. All contributions and earnings thereon may be invested in one commingled Fund for the benefit of all Participants. However, in order that the interest of each Participant may be accurately determined and computed, separate Accounts shall be maintained for each Participant and each Participant's Accounts shall be made up of subaccounts reflecting his investment elections pursuant to Section 11.5 hereof. These Accounts shall represent the Participant's individual interest in the Fund. All contributions shall be credited to Participants' Accounts as set forth in Article III hereof.

            4.2 Valuation. The value of each Investment Medium in the Fund shall be computed by the Trustee as of the close of business on each Valuation Date on the basis of the fair market value of the assets of the Fund.

            4.3 Apportionment of Gain or Loss. The value of each Investment Medium in the Fund, as computed pursuant to Section 4.2 hereof, shall be compared with the value of such Investment Medium in the Fund as of the preceding Valuation Date. Any difference in the value, not including contributions or distributions made since the preceding Valuation Date, shall be the net increase or decrease of such Investment Medium in the Fund, and such amount shall be ratably apportioned by the Trustee on its books, among the Participants' Accounts which are invested in such Investment Medium at the current Valuation Date.

            4.4 Accounting for Allocations. The Committee shall establish or provide for the establishment of accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants' Accounts provided for in this Article. From time to time such procedures may be modified for the purpose of achieving equitable and non-discriminatory allocations among the Accounts of Participants in accordance with the general concepts of the Plan and the provisions of this Article.

                                    ARTICLE V

                                  DISTRIBUTION


            5.1 General. The interest of each Participant in the Fund shall be distributed in the manner, in the amount, and at the time provided in this Article, except as provided in Article VIII hereof and except in the event of the termination of the Plan. The provisions of this Article shall be construed in accordance with section 401(a)(9) of the Code, including the incidental death benefit requirements of section 401(a)(9)(G) of the Code.

            5.2 Separation from Service. A Participant who attains a Severance from Service Date for reasons other than death or Total Disability shall have his nonforfeitable interest in his Account paid to him or applied for his benefit in accordance with the provisions of this Article.

            5.3 Death. If a Participant dies before his entire nonforfeitable interest in his Account has been paid to him, his remaining nonforfeitable interest shall be paid to, or applied for the benefit of, his beneficiary in accordance with the provisions of this Article.

            5.4 Total Disability.

                      (a) If a Participant who is an Employee suffers a Total Disability and attains a Severance from Service Date due to his Total Disability, his Account shall be paid to him or applied for his benefit in accordance with the provisions of this Article following the determination of his Total Disability and his Separation from Service.

                      (b) Total Disability shall be determined by the Committee, which may consult with a medical examiner selected by it. The medical examiner shall have the right to make such physical examinations and other investigations as may be reasonably required to determine Total Disability.

            5.5 Valuation for Distribution. For the purposes of paying the amounts to be distributed to a Participant or his beneficiaries under the provisions of this Article, the value of the Fund and the amount of the Participant's nonforfeitable interest shall be determined in accordance with the provisions of Article IV hereof as of the Valuation Date immediately preceding the date of any payment under this Article. Such amount shall be adjusted to take into account any additional contributions and forfeitures, if any, which have been or are to be allocated to the Participant's Account since that Valuation Date, and any distributions or withdrawals made since that date.

Notwithstanding the above, the Participant's Account shall be reduced by the amount necessary to repay any outstanding loan from the Plan and interest thereon to the date the Committee declares such loan satisfied, unless such loan is repaid as provided in Section 9.4(e) hereof.

            5.6 Timing of Distribution.

                      (a) Any Participant who attains a Severance from Service Date for any reason other than death shall be entitled to receive his nonforfeitable interest in his Account, pursuant to the following rules:

                        (1) Except as provided in Subsection (a)(2) hereof, if the Participant's nonforfeitable interest in his Account is $3,500 or less, or the Participant has attained Normal Retirement Age, the Participant's Benefit Commencement Date shall be the earliest practicable Valuation Date following his Severance from Service Date.

                        (2) If the Participant has not attained Normal Retirement Age and his nonforfeitable interest exceeds, or has ever exceeded at the time of any prior distribution, $3,500, his Benefit Commencement Date shall be the earliest practicable Valuation Date following his Severance from Service Date, except that, if the Participant does not consent to such distribution, distribution of his benefits shall commence on any later date elected by the Participant, that is not later than his Normal Retirement Date, at which time his nonforfeitable interest shall be automatically paid to him. A Participant's election to receive payment prior to his Normal Retirement Date may be made no earlier than 90 days prior to the Benefit Commencement Date elected by the Participant.

                        (3) The Committee shall inform each Participant who is subject to Subsection (a)(2) of his right to defer distribution. Such notice shall be furnished not less than 30 days nor more than 90 days prior to the date of any distribution that occurs prior to his Normal Retirement Date, except that such notice may be furnished less than 30 days prior to the date of distribution if (1) the Committee informs the Participant that the Participant has the right to a period of at least 30 days after receiving such notice to consider the decision whether to elect a distribution and if applicable, the mode in which he desires such distribution to be made, and (2) the Participant, after receiving such notice, affirmatively elects a distribution.

                        (4) Notwithstanding the foregoing, the Participant's Benefit Commencement Date shall be no later than the 60th day following the close of the Plan Year in which the Participant attains his Normal Retirement Age or has a Separation from Service, whichever occurs last. In no event, however, shall a Participant's Benefit Commencement Date be later than his

Required Beginning Date. In the event the Participant defaults on an outstanding loan such that the unpaid balance becomes due and payable pursuant to Article IX hereof and the Participant fails to repay the loan in accordance with Section 9.4(e) hereof, that portion of the Participant's Account pledged as security for the loan shall be applied to repay the loan and shall be deemed distributed to the Participant within 60 days of the default; in which case, the Participant may defer commencement of the balance of his Account as described above.

                      (b) If a Participant dies before his entire nonforfeitable interest in his Account has been paid to him, his remaining nonforfeitable interest shall be distributed to his beneficiary commencing as soon as practicable following the Participant's death, unless the beneficiary is the Participant's spouse, in which case not beyond December 31 of the later of (1) the calendar year containing the fifth anniversary of the Participant's death or
(2) the calendar year in which the Participant would have attained Age 70-1/2.

            5.7 Mode of Distribution.

                      (a) Except as provided to the contrary in Section 5.11 hereof a Participant shall have his Account paid to him, and benefits payable under Section 5.3 hereof upon the death of a Participant shall be distributed, in a single sum payment in cash, in kind, or part in cash and part in kind.

                      (b) If a Participant has not attained a Severance from Service Date as of his Required Beginning Date, he may elect to receive distribution of his Account while he remains employed, commencing not later than his Required Beginning Date, over a period certain not extending beyond the life expectancy of the Participant or the life expectancy of the Participant and his spouse. Notwithstanding the Participant's election to receive distribution as described above, the portion of the Participant's nonforfeitable interest remaining upon his actual Severance from Service Date will be distributed to him in a single sum on the earliest practicable date following the Valuation Date coincident with or next following his Severance from Service Date, but not later than the 60th day after the close of the Plan Year in which his Severance from Service Date occurs.

                      (c) Benefits payable under Section 5.3 hereof upon the death of a Participant shall be distributed in a single sum payment. Notwithstanding the foregoing, in the event that the Participant's death constitutes a default on an outstanding loan such that the unpaid balance becomes due and payable pursuant to Article IX hereof and the beneficiary fails to repay the loan in accordance with Section 9.4(e) hereof, that portion of the Participant's Account pledged as security for the loan shall be applied to repay the loan; in which case, the beneficiary may elect to receive the balance of the Participant's Account in accordance with this Subsection.

            5.8 Beneficiary Designation.

                      (a) Except as provided in this Section and in Section 5.11 hereof, a Participant may designate the beneficiary or beneficiaries who shall receive, on or after his death, his interest in the Fund. Such designation shall be made by executing and filing with the Committee a written instrument in such form as may be prescribed by the Committee for that purpose. Except as provided in this Section and Section 5.11 hereof, the Participant may also revoke or change, at any time and from time to time, any beneficiary designations previously made. Such revocations and/or changes shall be made by executing and filing with the Committee a written instrument in such form as may be prescribed by the Committee for that purpose. If a Participant names a trust as beneficiary, a change in the identity of the trustees or in the instrument governing such trust shall not be deemed a change in beneficiary.

                      (b) No designation, revocation, or change of beneficiaries shall be valid and effective unless and until filed with the Committee.

                      (c) A Participant who does not establish to the satisfaction of the Committee that he has no spouse may not designate someone other than his spouse to be his beneficiary unless:

                        (1) (A) such spouse (or the spouse's legal guardian if the spouse is legally incompetent) executes a written instrument whereby such spouse consents not to receive such benefit and consents either:

                                    (i) to the specific beneficiary or
beneficiaries designated by the Participant; or

                                    (ii) to the Participant's right to designate
any beneficiary without further consent by the spouse;

                              (B) such instrument acknowledges the effect of the
election to which the spouse's consent is being given; and

                              (C) such instrument is witnessed by a Plan
representative or notary public;

                        (2) the Participant:

                              (A) establishes to the satisfaction of the
Committee that his spouse cannot be located; or

                              (B) furnishes a court order to the Committee
establishing that the Participant is legally separated or has been abandoned (within the meaning of local law), unless a qualified domestic relations order pertaining to such Participant provides that the spouse's consent must be obtained; or

                        (3) the spouse has previously given consent in accordance with this Subsection and consented to the Participant's right to designate any beneficiary without further consent by the spouse.

The consent of a spouse in accordance with this Subsection (c) shall not be effective with respect to other spouses of the Participant prior to the Participant's Benefit Commencement Date, and an election to which Subsection
(c)(2) applies shall become void if the circumstances causing the consent of the spouse not to be required no longer exist prior to the Participant's Benefit Commencement Date.

                      (d) If a Participant has no beneficiary under Subsection
(a) of this Section, if the Participant's beneficiary(ies) predecease the Participant, or if the beneficiary(ies) cannot be located by the Committee, the interest of the deceased Participant shall be paid to the Participant's estate.

            5.9 Recalculation of Life Expectancy. If pursuant to Section 5.11 hereof, a Participant's Account is payable over the life expectancy of the Participant and/or his spouse and/or another beneficiary, the applicable life expectancy shall not be recalculated after the Benefit Commencement Date.

            5.10 Transfer of Account to Other Plan.

                      (a) If (1) a Participant entitled to receive a distribution from the Plan, either pursuant to this Article or pursuant to
Article VIII hereof, or (2) the spouse or former spouse of a Participant who is entitled to receive a distribution from the Plan pursuant to a qualified domestic relations order, directs the Committee to have the Trustee transfer all or a portion (not less than $500) of the amount to be distributed directly to:

                        (1) an individual retirement account described in
section 408(a) of the Code,

                        (2) an individual retirement annuity described in
section 408(b) of the Code (other than an endowment contract),

                        (3) a qualified defined contribution retirement plan described in section 401(a) of the Code the terms of which permit the acceptance of rollover contributions, or

                        (4) an annuity plan described in section 403(a),

all or a portion (not less than $500) of the amount to be distributed shall be so transferred.

                      (b) In addition, if a Participant's surviving spouse is entitled to receive a distribution from the Plan under Section 5.3 hereof, and such surviving spouse directs the Committee to have the Trustee transfer all or a portion (not less than $500) of the amount to be distributed directly to:

                        (1) an individual retirement account described in
section 408(a) of the Code, or

                        (2) an individual retirement annuity described in
section 408(b) of the Code (other than an endowment contract),

all or a portion (not less than $500) of the amount to be distributed shall be so transferred.

                      (c) The Participant, spouse or former spouse must specify the name of the plan to which the Participant, spouse or former spouse wishes to have the amount transferred, plus such other information as may be requested by the Committee, on a form and in a manner prescribed by the Committee.

                      (d) Subsections (a) and (b) hereof shall not apply to the following distributions:

                        (1) any distribution which is one of a series of substantially equal payments (not less frequently than annually) over either (1) a period of 10 years or more, or (2) a period equal to the life or life expectancy of the Participant or the joint lives or joint life expectancy of the Participant and his beneficiary, or

                        (2) any distribution if the total distributions paid or payable from the Plan to the same individual during the same calendar year are reasonably expected by the Committee to be less than $200,

                        (3) that portion of any distribution after the Participant's Required Beginning Date that is required to be distributed to the Participant by the minimum distribution rules of section 401(a)(9) of the Code, or

                        (4) such other distributions as may be exempted by applicable statute or regulation from the requirements of section 401(a)(31) of the Code.

            5.11 Transfers from Certain Plans. With respect to the Transfer Account of any Participant to whom the Plan is a transferee from a defined benefit or defined contribution plan, other than a Predecessor Plan, with modes of distribution other than a single sum payment, the provisions of this Section shall supersede the prior provisions of this Article.

                      (a) (1) The normal mode of payment for a Participant whose nonforfeitable interest in his Account exceeds (or has exceeded at the time of any prior distribution) $3,500 and who does not establish to the satisfaction of the Committee that he has no spouse as of his Benefit Commencement Date shall be a joint and survivor annuity that is the actuarial equivalent of the Participant's Transfer Account, with monthly installments payable after the death of the retired Participant to his surviving spouse, if he leaves one, for the life of such surviving spouse in an amount equal to fifty percent (50%) of the benefit paid to the retired Participant during his life.

                        (2) The normal mode of payment for a Participant whose nonforfeitable interest in his Account exceeds (or has exceeded at the time of any prior distribution) $3,500 and who establishes to the satisfaction of the Committee that he has no spouse as of his Benefit Commencement Date shall be a single life annuity that is the Actuarial Equivalent of his Transfer Account with equal monthly installments payable to the retired Participant for his lifetime.

                        (3) Except as provided in Subsections (1) and (2) above, the normal mode of payment to a Participant whose nonforfeitable interest in his Account does not exceed $3,500 as of his Benefit Commencement Date shall be a single sum payment of his entire interest in his Transfer Account.

                      (b) A Participant whose nonforfeitable interest in his Account exceeds (or has exceeded at the time of any prior distribution) $3,500 and who does not establish to the satisfaction of the Committee that he has no spouse on his Benefit Commencement Date may elect to receive an optional mode of payment under Section 5.7 hereof:

                        (1) (A) his spouse (or the spouse's legal guardian if the spouse is legally incompetent) executes a written instrument whereby such spouse:

                                    (i) consents not to receive the normal mode
of payment described in Section 5.11(a)(1) hereof;

                                    (ii) consents to the specific optional mode
elected by the Participant or to the Participant's right to choose any optional mode without any further consent by the spouse; and

                                    (iii) if applicable, consents either:

                                           (I) to the specific beneficiary or
beneficiaries designated by the Participant pursuant to his election; or

                                           (II) to the Participant's right to
designate any beneficiary or beneficiaries without further consent by the spouse; and

                              (B) such instrument acknowledges the effect of the
election to which the spouse's consent is being given and is witnessed by a Plan representative or a notary public;

                        (2) the Participant:

                              (A) establishes to the satisfaction of the
Committee that his spouse cannot be located; or

                              (B) furnishes a court order to the Committee
establishing that the Participant is legally separated or has been abandoned (within the meaning of local law), unless a qualified domestic relations order pertaining to such Participant provides that the spouse's consent must be obtained; or

                        (3) the spouse has previously given consent in accordance with this Subsection and consented to the Participant's right to choose any optional mode and to designate any beneficiary without further consent by the spouse. The consent of a spouse in accordance with this Subsection (b) shall not be effective with respect to other spouses of the Participant prior to the Participant's Benefit Commencement Date and an election to which this Subsection (b) applies shall become void if the circumstances causing the consent of the spouse not to be required no longer exist prior to the Participant's Benefit Commencement Date.

                      (c) A Participant may revoke an election under Subsection
(b) hereof. Such revocation may be made at any time during the election period in which such election can be made. Such revocation shall not void any prospectively effective consent given by his spouse in connection with the revoked election.

                      (d) The Committee shall provide to each Participant no less than 30 days and no more than 90 days before his Benefit Commencement Date a written explanation of:

                        (1) the terms and conditions of the normal mode of payment under Subsection 5.11(a) and of each optional mode of payment, including information explaining the relative values of each mode of payment, in accordance with applicable governmental regulations under section 401(a)(11) of the Code;

                        (2) the Participant's right to waive the normal mode of payment and to elect an optional mode of payment and the effect of such waiver and election;

                        (3) the rights of the Participant's spouse with respect to such waiver and election; and

                        (4) the Participant's right to revoke an election to receive an optional mode of payment and the effect of such revocation.

                      (e) (1) If such a Participant dies before his Benefit Commencement Date and has a surviving spouse, the Participant's spouse shall receive an annuity for the life of the spouse that is the Actuarial Equivalent of the Participant's nonforfeitable interest in his Account as of the date of his death. Such annuity may commence at any time following the date of the Participant's death, as elected in writing by the spouse, but not later than December 31 of the calendar year in which the Participant would have attained Age 70 1/2.

                        (2) A Participant may elect to waive the spouse's annuity described in Paragraph (1) of this Subsection and have his Transfer Account be payable in a single sum to his spouse or to have his Transfer Account be payable in a single sum to a beneficiary other than his spouse, in the event of his death prior to his Benefit Commencement Date.

                        (3) Such election shall not be valid if the Participant's nonforfeitable interest in his Account exceeds (or has exceeded at the time of any prior distribution) $3,500 unless:

                              (A) (i) his spouse (or the spouse's legal guardian
if the spouse is legally incompetent) executes a written instrument whereby such spouse:

                                           (I) consents not to receive the
spouse's annuity described in Paragraph (1) of this Subsection; and

                                           (II) if applicable, consents either:

                                                (a) to the specific beneficiary
or beneficiaries designated by the Participant pursuant to his waiver of the spouse's annuity; or

                                                (b) to the Participant's right
to designate any beneficiary or beneficiaries without further consent by the spouse; and

                                    (ii) such instrument acknowledges the effect
of the election to which the spouse's consent is being given and is witnessed by a notary public; or

                              (B) the Participant:

                                    (i) establishes to the satisfaction of the
Committee that his spouse cannot be located; or

                                    (ii) furnishes a court order to the
Committee establishing that the Participant is legally separated or has been abandoned (within the meaning of local law), unless a qualified domestic relations order pertaining to such Participant provides that the spouse's consent must be obtained; or

                              (C) the spouse has previously given consent in
accordance with this Subsection and consented to the Participant's right to choose any optional mode of payment and to designate any beneficiary without further consent by the spouse. The consent of a spouse in accordance with this Paragraph (3) shall not be effective with respect to other spouses of the Participant prior to the Participant's Benefit Commencement Date, and an election to which Subparagraph (B) of this Paragraph (3) applies shall become void if the circumstances causing the consent of the spouse not to be required no longer exist prior to the Participant's Benefit Commencement Date.

                        (4) Such election may be made at any time during the period beginning on the first day of the Plan Year in which the Participant attains Age 35 and ending on the earlier of the date of his death or his Benefit Commencement Date. In the case of a Participant who has a Separation from Service prior to his attainment of Age 35, the period during which such election may be made with respect to benefits accrued as of his Separation from Service shall begin no later than the date of his Separation from Service.

                        (5) The spouse of a deceased Participant who did not make the election described in Paragraph (2) of this Subsection who is eligible to receive the annuity described in Paragraph (1) of this Subsection may elect to receive the Participant's nonforfeitable interest in his Account in a single sum in lieu of such annuity.

                        (6) The Committee shall provide to each Participant a written explanation of:

                              (A) the terms and conditions of the spouse's
annuity under Subsection (1) of this Subsection;

                              (B) the Participant's and the spouse's rights to
waive the spouse's annuity and the effect of such waiver;

                              (C) the rights of the Participant's spouse with
respect to the Participant's waiver of such annuity; and

                              (D) the Participant's right to revoke a waiver of
the spouse's annuity and the effect of such revocation.

                        (7) The written explanation described in Subsection (6) hereof shall be provided once during the three-year period that begins on the first day of the Plan Year in which the Participant attains Age 32. In the case of an Employee who first becomes a Participant after he has attained Age 35, such written notice shall be provided no later than one year after the date the Employee first becomes a Participant. With regard to a Participant who has a Separation from Service before attaining Age 35, such written notice shall be provided no earlier than one year before and no later than one year after the Participant's Separation from Service.

                      (f) Annuity forms of payment shall be provided through the purchase of annuity contracts from an insurance company.

                      (g) A Participant whose nonforfeitable interest in his Account exceeds (or has exceeded at the time of any prior distribution) $3,500 and who does not establish to the satisfaction of the Committee that he has no spouse may use his Transfer Account as security for a loan under Article IX hereof only if:

                        (1) (A) his spouse (or the spouse's legal guardian if the spouse is legally incompetent) executes a written instrument whereby such spouse consents to the use of the Participant's Transfer Account as security for the loan within the 90 day period ending on the date the Participant receives the loan; and

                              (B) such instrument acknowledges the effect of the
election to which the spouse's consent is being given and is witnessed by a notary public; or

                        (2) the Participant:

                              (A) establishes to the satisfaction of the
Committee that his spouse cannot be located; or

                              (B) furnishes a court order to the Committee
establishing that the Participant is legally separated or has been abandoned (within the meaning of local law), unless a qualified domestic relations order pertaining to such Participant provides that the spouse's consent must be obtained.

The consent of a spouse to a loan in accordance with this Section 5.11(g) shall remain effective with respect to other spouses of the Participant.

            5.12 Other Distributions.

                      (a) Upon the sale to an entity, that is not an Affiliated Company, of substantially all the assets used by a Participating Company in the trade or business of such Participating Company, a Participant who continues employment with the corporation acquiring such assets shall be entitled to have his Account paid to him.

                      (b) Upon the sale by a Participating Company to an entity, that is not an Affiliated Company, of such Participating Company's interest in a subsidiary, a Participant who continues employment with such subsidiary shall be entitled to have his Account paid to him. Distributions to Participants described in sections 5.12(a) and (b) hereof shall be made pursuant to the provisions of this Article as if the Participant's Separation from Service had occurred on the closing date of the sale; provided, however that no distribution shall be made under this Section unless:

                        (1) it is a lump sum distribution as defined by section 402(d)(4) of the Code, without regard to clauses (i), (ii), (iii) and (iv) of subparagraph (A), subparagraph (B), or subparagraph (H); and

                        (2) the Participating Company continues to maintain the Plan.

                                   ARTICLE VI

                                     VESTING


            6.1 Nonforfeitable Amounts.

                      (a) A Participant shall have a 100% nonforfeitable interest at all times in his Salary Reduction, Rollover, and Transfer Accounts.

                      (b) (1) A Participant who is credited with one or more Hours of Service as an Employee on or after the Effective Date shall have a nonforfeitable interest in his Matching Contribution and Profit Sharing Accounts determined in accordance with the following schedule:

            Years of Service                    Nonforfeitable Interest
            ----------------                    -----------------------
            less than 1 year                           0 percent
            1 year                              20 percent
            2 years                                   40 percent
            3 years                                   60 percent
            4 years                                   80 percent
            5 years or more                          100 percent

                        (2) Notwithstanding the foregoing, a Participant shall have a 100% nonforfeitable interest in his Matching Contribution and Profit Sharing Accounts upon his attainment of Normal Retirement Age while an Employee, his death while an Employee, or his suffering a Total Disability while an Employee.

            6.2 Years of Service for Vesting.

                      (a) For the purposes of this Article, an Employee shall be credited with Years of Service equal to the number of whole years in all of the Employee's Periods of Service. To determine the number of whole years in all of an Employee's Periods of Service, non-contiguous periods shall be aggregated.

                      (b) Years of Service shall be calculated on the basis that 30 days equals a completed month or one-twelfth (1/12) of a year and twelve completed months equal one year.

                      (c) If a former Employee is reemployed by a Participating Company or an Affiliated Company before he incurs a One-Year Period of Severance and if such Employee's Period of Severance commenced with a quit, discharge or retirement, the Employee shall be credited with Years of Service for the Period of Severance.

                      (d) If an Employee severs from service by reason of a quit, discharge, or retirement during an absence from service for 12 months or less for any reason other than a quit, discharge or retirement, and if he then performs an Hour of Service within 12 months of the date on which he was first absent from service, he shall be credited with Years of Service for his Period of Severance.

                      (e) Notwithstanding any provision of the Plan to the contrary, an Employee shall not be credited with Years of Service for the same period twice.

            6.3 Breaks in Service and Loss of Service. An Employee's Years of Service shall be cancelled if he incurs a One-Year Period of Severance before his Normal Retirement Date and at a time when (a) he has no nonforfeitable interest in any of his Accounts other than his Rollover or Transfer Account(s) or (b) he has no Accounts under the Plan.

            6.4 Restoration of Service. The Years of Service of an Employee whose Years of Service have been cancelled pursuant to Section 6.3 hereof shall be restored to his credit if he thereafter completes an Hour of Service at a time when the number of his consecutive One-Year Periods of Severance is less than the greater of (a) the number of Years of Service to his credit when the first such One-Year Period of Severance occurred, or (b) five.

            6.5 Forfeitures and Restoration of Forfeited Amounts upon Reemployment.

                      (a) If a Participant who has had a Separation from Service does not thereafter complete an Hour of Service before the end of the Plan Year in which occurs the earlier of:

                        (1) the date on which he receives or is deemed to receive a distribution of his entire nonforfeitable interest in his Account, which is less than 100%; or

                        (2) the date on which he incurs his fifth consecutive One-Year Period of Severance, his Profit Sharing Account and Matching Contribution Account, if any, shall be closed, and the forfeitable amount held therein shall be forfeited. For purposes of this Subsection (a), a Participant who has a Separation from Service at a time when his nonforfeitable interest in the Plan is zero shall be deemed to have received a distribution described in Paragraph (1) of this Subsection on the date of such Separation from Service.

                      (b) Amounts forfeited from a Participant's Profit Sharing Account under Section 6.5(a) hereof shall be reallocated to the Profit Sharing Accounts of Profit Sharing Participants as of the end of the Plan Year during which the forfeiture occurs pursuant to Section 3.5 hereof. Amounts forfeited from a Participant's Matching Contribution Account under Section 6.5(a) hereof shall be used to reduce future Matching Contributions.

                      (c) If a Participant who has received (or is deemed to have received) a distribution described in Section 6.5(a)(1) hereof, whereby any part of his Account has been forfeited, again becomes a Covered Employee prior to incurring five consecutive One-Year Periods of Severance, the amount so forfeited shall be restored to his new Profit Sharing Account and Matching Contribution Account, if, and only if, he repays the full amount of such distribution (if any) prior to the earlier of (1) the fifth anniversary of the date on which he subsequently becomes a Covered Employee or (2) the first date the Participant incurs five consecutive One-Year Periods of Severance following the date of the distribution; provided, however, that a Participant described in the preceding sentence who is deemed to receive a distribution of his entire nonforfeitable interest shall be deemed to repay such distribution on the date he again becomes a Covered Employee. Amounts restored under this Subsection shall be charged against the following amounts in the following order of priority: (A) forfeitures for the Plan Year, (B) income or gains to the Plan, and (C) Company contributions for the Plan Year. If the foregoing amounts are insufficient, the Participating Company by whom such Participant is reemployed shall make any additional contribution necessary to accomplish the restoration.

                      (d) If a Participant has received a distribution under the Plan, other than a distribution of his entire nonforfeitable interest in his Account upon his Separation from Service, at a time when he has less than a 100% nonforfeitable interest in his entire Account and prior to the date on which he incurs his fifth consecutive One-Year Period of Severance, his nonforfeitable interest in his Account at all times prior to the date on which he incurs his fifth consecutive One-Year Period of Severance, shall be the difference between:

                        (1) the amount his nonforfeitable interest would have been if he had not received the distribution; and

                        (2) the amount to which the distribution would have increased or decreased if it had remained in the Fund. Immediately after the Participant has five consecutive One-Year Periods of Severance, his nonforfeitable interest determined under this Subsection, if in excess of zero, shall be established as a separate account, and he shall at all times have a nonforfeitable interest therein. If the Participant is later reemployed as a Covered Employee, any allocations to him shall be credited to a new account, and his nonforfeitable interest therein shall be determined under Section 6.1 hereof.

                      (e) If a Participant has had five consecutive One-Year Periods of Severance and again becomes a Covered Employee, the amount forfeited under Section 6.5(a) hereof shall not be restored to his new Profit Sharing Account and Matching Contribution Account under any circumstances.

                                   ARTICLE VII

                             ROLLOVER CONTRIBUTIONS


            7.1 Rollover Contributions.

                      (a) Subject to the restrictions set forth in Subsection
(b), a Covered Employee may transfer or have transferred directly to the Fund, from any qualified retirement plan of a former employer, all or a portion of his interest in the distributing plan. In addition, a Covered Employee who has established an individual retirement account to hold distributions received from qualified retirement plans of former employers may transfer all of the assets of such individual retirement account to the Fund. Such individual retirement account shall not contain nondeductible contributions made by the Employee while he was a participant in such plans.

                      (b) The Trustee shall not accept a distribution from any other qualified retirement plan or from an individual retirement account unless the following conditions are met:

                        (1) (A) the distribution being transferred must come directly from the fiduciary of the plan of the former employer, or

                              (B) it must come from the Employee within 60 days
after the Employee receives a distribution from such other qualified retirement plan or individual retirement account and must comply with the provisions of section 402(c), 403(a)(4), or 408(d)(3) of the Code, whichever applies;

                        (2) distributions from a plan for a self-employed person shall not be transferred to this Plan, unless the transfer is directly to the Fund from the funding agent of the distributing plan;

                        (3) the interest being transferred shall not include assets from any plan to the extent that the Committee determines that the transfer of such interest (A) would impose upon this Plan requirements as to form of distribution that would not otherwise apply hereunder, or (B) would otherwise result in the elimination of Code section 411(d)(6) protected benefits; and

                        (4) the interest being transferred shall not contain nondeductible contributions made to the distributing plan by the Employee unless the transfer to the Fund is directly from the funding agent of the distributing plan.

            7.2 Vesting and Distribution of Rollover and Transfer Accounts.

                      (a) The distributions transferred by or for a Covered Employee from another qualified retirement plan or from an individual retirement account shall be credited to the Employee's Rollover Account, unless it is credited to his Transfer Account, in accordance with Subsection (b). An Employee shall be fully vested at all times in his Rollover Account and his Transfer Account.

                      (b) Any distribution, transferred by or for an Employee that will cause the plan to be a direct or indirect transferee of a plan to which the joint and survivor annuity requirements of sections 401(a)(11) and 417 of the Code apply, will be credited to the Employee's Transfer Account.

                      (c) An Employee's Rollover Account and Transfer Account shall be distributed as otherwise provided under the Plan.

                                  ARTICLE VIII

                                   WITHDRAWALS


            8.1 Withdrawals Not Subject to Section 401(k) Restrictions.

                      (a) A Participant may withdraw, not more than once during any Plan Year, up to the total value of the amount in the following Accounts:

                        (1) his Rollover Account; and

                        (2) his Transfer Account, to the extent not attributable to elective deferrals, qualified nonelective contributions and/or qualified matching contributions received from the transferor plan; and

                      (b) Withdrawals under this Section 8.1 shall be charged against a Participant's Accounts in the following order of priority:

                        (1) the portion of the Participant's Rollover and Transfer Account, if any, that consists of the Participant's employee contributions made before January 1, 1987, if any, less any amounts previously withdrawn therefrom; and

                        (2) the balance of the Participant's Rollover and Transfer Account after the application of Subsection (b)(1), if any, less any amounts previously withdrawn therefrom.

            8.2 Withdrawals Subject to Section 401(k) Restrictions.

                      (a) In addition to the withdrawals permitted under Section
8.1 hereof, a Participant may withdraw, under the rules set forth in Sections 8.2(b) through 8.2(e) hereof, the following amounts:

                        (1) the sum of his Salary Reduction Contributions made after the Effective Date;

                        (2) the portion of his Transfer Account that is not eligible for withdrawal under Section 8.1 hereof and is attributable to elective deferrals and investment earnings thereon credited to the Participant on or before December 31, 1988, less amounts previously withdrawn therefrom, by submitting his written request to the Committee.

                      (b) A withdrawal under Section 8.2(a) hereof shall be permitted only if the Committee finds that:

                        (1) it is made on account of immediate and heavy financial need (as defined in Section 8.2(c) hereof) of the Participant; and

                        (2) it is necessary (as defined in Subsection (d) of this Section ) to satisfy such immediate and heavy financial need.

                      (c) A withdrawal under Subsection 8.2(a) hereof will be deemed to be on account of an immediate and heavy financial need if the Participant requests such withdrawal on account of:

                        (1) expenses for medical care described in section 213(d) of the Code and previously incurred by the Participant, his spouse, or any of the Participant's dependents (as defined in section 152 of the Code) or necessary for such individuals to obtain such medical care;

                        (2) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

                        (3) the payment of tuition, related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents (as defined in section 152 of the Code);

                        (4) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of his principal residence; or

                        (5) such other circumstances or events as may be prescribed by the Secretary of the Treasury or his delegate.

                      (d) A withdrawal under Subsection (a) shall be deemed to be necessary if:

                        (1) the amount of the withdrawal does not exceed the amount of the Participant's immediate and heavy financial need, including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal;

                        (2) the Participant has obtained all currently permissible distributions (other than hardship distributions) and non-taxable loans, if any, under this and all other plans maintained by the Participating Company and all Affiliated Companies; and

                        (3) the Participant agrees in writing to be bound by the rules of Subsection (e).

                      (e) If a Participant withdraws any amount from his Salary Reduction Account pursuant to Subsection (a), or withdraws any elective deferrals under any other qualified retirement plan maintained by the Participating Company or any Affiliated Company, which other plan conditions such withdrawal upon the Participant's being subject to rules similar to those stated in this Subsection and Subsection (d), such Participant:

                        (1) may not make Salary Reduction Contributions under this Plan or employee contributions (other than mandatory contributions under a defined benefit plan) or elective deferrals under any other qualified or non-qualified plan of deferred compensation (which does not include any health or welfare plan, including a health or welfare plan that is part of a cafeteria plan described in section 125 of the Code) maintained by the Participating Company or an Affiliated Company for a period of 12 months commencing on the date of his receipt of the withdrawal; and

                        (2) in the calendar year next following the calendar year of such withdrawal, may not make Salary Reduction Contributions or elective deferrals under any other qualified retirement plan maintained by the Participating Company or an Affiliated Company in excess of:

                              (A) the dollar amount described in Section 3.1(b)
hereof for such year, minus

                              (B) the total Salary Reduction Contributions under
this Plan and elective deferrals under any other qualified plan made by the Participant during the calendar year of the withdrawal.

            8.3 Withdrawals On and After Attainment of Age 59-1/2. Upon his attainment of Age 59-1/2, a Participant who has a nonforfeitable interest in his Account may withdraw, not more than once during any Plan Year, up to the vested portion in his Account, less amounts previously withdrawn therefrom, by submitting his written request to the Committee.

            8.4 Amount and Payment of Withdrawals. The amount of any withdrawal will be determined on the basis of the value of the Participant's Account and the sum of the Participant's Salary Reduction Contributions valued as of the Valuation Date coincident with or immediately preceding the date of the withdrawal. Payment will be made in a single sum; provided, however, that if the value of the nonforfeitable portion of the Participant's Account exceeds (or has exceeded at the time of any prior distribution) $3,500, a withdrawal of all or any portion of the Participant's Transfer Account under this Article VIII shall be paid in the normal mode of payment described in Section 5.11(a) hereof, as applicable, unless the Participant elects to receive a single sum payment. No election to receive a single sum payment of any amount from the Participant's Transfer Account shall be valid (if the value of the nonforfeitable portion of the Participant's Account exceeds (or has exceeded at the time of any prior distribution) $3,500), if it would not constitute a valid election under Section 5.11(b) hereof. Any withdrawal requested under this Section shall be paid as soon as practicable following the Committee's determination that the requested withdrawal complies with the terms and conditions set forth in this Section .

            8.5 Withdrawals Not Subject to Replacement. A Participant may not replace any portion of his Accounts withdrawn under this Plan.

            8.6 Pledged Amounts. No amount that has been pledged as security for a loan under Article IX hereof may be withdrawn under this Article.

            8.7 Investment Medium to be Charged with Withdrawal. A Participant may specify to which Investment Medium or Investment Media any withdrawal under this Article is to be charged. Unless so specified, distribution will be made out of the Participant's interest in the various Investment Media in proportion to the Participant's share in such Investment Media.

                                   ARTICLE IX

                              LOANS TO PARTICIPANTS


            9.1 Loan Application. Each Participant who is an Employee of a Participating Company and any other Participant or beneficiary who is a party in interest as defined in ERISA may apply for a loan from the Plan. All applications shall be made to the Committee on forms which it prescribes, and the Committee shall rule upon such applications in a uniform and nondiscriminatory manner in accordance with the rules and guidelines established in this Article IX.

            9.2 Loan Rejection. The Committee shall have the right to reject a loan application if the Participant has the present intention to take a personal leave of absence during the period of loan repayment or on the basis of a Participant's credit worthiness and financial need or such other factors as would be considered in a normal commercial setting by an entity in the business of making loans and as the Committee determines necessary to safeguard the Fund.

            9.3 Amount of Loan.

                      (a) In no event shall a Participant be permitted to have more than one loan outstanding at any time from this Plan.

                      (b) The amount of any loan, when added to the amount of a Participant's outstanding loans under the Plan and all other plans qualified under section 401(a) of the Code which are sponsored by a Participating Company or any Affiliated Company shall not exceed the lesser of:

                        (1) $50,000, reduced by the excess (if any) of:

                              (A) the Participant's highest outstanding balance
of loans during the one-year period ending on the day before the date on which such loan is made to the Participant, over

                              (B) the outstanding balance of any loan made to
the Participant on the date such loan is made to the Participant; or

                        (2) fifty percent (50%) of the value of the Participant's nonforfeitable Account, provided that the application of this
Section 9.3(b)(2) shall not reduce the amount that may be borrowed below
$10,000.

            9.4 Terms of Loan.

                      (a) The interest rate on loans shall be one percent (1%) over the prime rate that is in effect on the last of the month before the loan is approved, as such prime rate is reported in the Wall Street Journal. Security for each loan granted pursuant to this Article IX shall be, to the extent necessary, the currently unpledged portion of the Participant's Rollover Account, next, the Participant's Transfer Account, next, the vested portion of the Participant's Matching Contribution Account and Profit Sharing Account, and finally the Participant's Salary Reduction Account. In no event shall more than fifty percent (50%) of the Participant's vested Account as of the date the loan is made be used as security for the loan. In its sole discretion, the Committee may require such additional security as it deems necessary. If the Participant's Transfer Account contains amounts that are subject to the joint and survivor annuity requirements of sections 401(a)(11) and 417 of the Code, the Participant's Transfer Account may not be used as security for a loan unless:

                        (1) (A) the Participant's spouse consents in writing to the use of the Participant's Transfer Account as security for the loan within the 90 day period ending on the date the Participant receives the loan;

                              (B) such consent acknowledges its own effect; and

                              (C) such consent is witnessed by a notary public;
or

                        (2) the Participant establishes to the satisfaction of the Committee that he has no spouse or that his spouse's consent is not required because of such circumstances as are prescribed in applicable governmental regulations.

                      (b) Each loan shall be evidenced by the Participant's execution of a personal installment note on such form as shall be supplied by the Committee. Each such note shall specify that, to the extent repayment is not required sooner by the terms of Section 9.4(d) hereof of this Section , repayment shall be included in installments not to exceed 60 months from the date on which the loan is distributed; however, if the purpose of the loan is to acquire any dwelling unit which is to be used within a reasonable period of time as the principal residence of the Participant, the period of repayment may be as long as, but shall not exceed 180 months. All loans from the Plan shall be non-renewable. Each note shall also specify the interest rate as determined by the Committee at the time the loan is approved.

                      (c) All loans shall be repaid in approximately equal installments (not less frequently than quarterly) through payroll deductions or in such other manner as the Committee may determine. A Participant may repay the outstanding balance of any loan in one lump sum at any time by notifying the Committee of his intent to do so and by forwarding to the Committee payment in full of the then outstanding balance, plus interest accrued to the date of payment. The amount of principal and interest repaid by a Participant shall be credited to a Participant's Account as each repayment is made.

                      (d) Notwithstanding the above, in the event a Participant who has an outstanding loan takes a personal leave of absence for a period of not more than one year or any periodic loan repayment is not made in full due to a temporary reduction in the Participant's Compensation that is not expected to continue for a period of more than one year, the Committee shall waive payment on the loan during the leave of absence or the period during which the Participant's Compensation is reduced. In such case, (1) if the loan is for a period of less than 60 months, the period of repayments shall be extended for the period necessary to permit repayment, or (2) otherwise, the loan shall be reamortized over its remaining term; provided, however, that the period of repayment for any loan shall not exceed a total of 60 months.

                      (e) If, and only if:

                        (1) the Participant dies;

                        (2) the Participant (other than a Participant who continues to be a party in interest) has a Separation from Service;

                        (3) the Compensation of a Participant who is an Employee of a Participating Company is discontinued or decreased below the amount necessary to amortize the loan and such status continues for more than one year;

                        (4) the loan is not repaid by the time the note matures including any extensions pursuant to Subsection (d);

                        (5) the Participant attempts to revoke any payroll deduction authorization for repayment of the loan without the consent of the Committee;

                        (6) the Participant fails to pay any installment of the loan when due and the Committee elects to treat such failure as default; or

                        (7) any other event occurs which the Committee, in its sole discretion, believes may jeopardize the repayment of the loan;

before a loan is repaid in full, the unpaid balance thereof, with interest due thereon, shall become immediately due and payable. The Participant (or his beneficiary, in the event of the Participant's death) may satisfy the loan by paying the outstanding balance of the loan within 30 days. If the loan and interest are not repaid within the time specified, the Committee shall satisfy the indebtedness from the amount of the Participant's vested interest in his Account as provided in Section 9.5 hereof before making any payments otherwise due hereunder to the Participant or his beneficiary.

            9.5 Enforcement. The Committee shall give written notice to the Participant (or his beneficiary in the event of the Participant's death) of an event of default described in Section 9.4 (d) hereof. If the loan and interest are not paid within thirty (30) days of the date of the notice, the amount of the Participant's vested interest in his Account, excluding his Salary Reduction Account, shall be reduced by the amount of the unpaid balance of the loan, with interest due thereon, and the Participant's indebtedness shall thereupon be discharged to the extent of the reduction. In addition, if the value of the Participant's total vested interest in his Account (exclusive of his Salary Reduction Account) pledged as security for the loan is insufficient to discharge fully the Participant's indebtedness, the Participant's Salary Reduction Account shall be used to reduce the Participant's indebtedness at such time as the Participant is entitled to a distribution under Article V hereof or a withdrawal under Article VIII hereof from his Salary Reduction Account, and any remaining amounts in his Matching Contribution Account and/or Profit Sharing Account shall be used to reduce the Participant's indebtedness. Such action shall not operate as a waiver of the rights of the Company, the Committee, the Trustee, or the Plan under applicable law. The Committee also shall be entitled to take any and all other actions necessary and appropriate to foreclose upon any property other than the Participant's Account pledged as security for the loan or to otherwise enforce collection of the outstanding balance of the loan.

            9.6 Additional Rules. The Committee may establish additional rules relating to Participant loans under the Plan, which rules shall be applied on a uniform and nondiscriminatory basis.

                                    ARTICLE X

                                 ADMINISTRATION


            10.1 Committee. If the Company designates one or more individuals as a Savings Plan Committee, the powers and duties of the Committee under the Plan shall be exercised by the Savings Plan Committee; otherwise all such powers and duties shall be exercised by the Company. The Savings Plan Committee shall be the named fiduciary which shall control and manage the operation of the Plan and shall administer the Plan. The Savings Plan Committee members may, but need not, be Employees, and they shall serve at the pleasure of the Company. They shall be entitled to reimbursement of expenses, but those members of the Savings Plan Committee who are also Employees of a Participating Company shall receive no compensation for their service on the Savings Plan Committee. Any reimbursement of expenses of the Committee members shall be paid directly by the Company. The Savings Plan Committee shall be responsible for the general administration of the Plan under the policy guidance of the Company.

            10.2 Duties and Powers of Committee. In addition to the duties and powers described elsewhere hereunder, the Committee shall have the following specific duties and powers:

                      (a) to retain such consultants, accountants and attorneys as may be deemed necessary or desirable to render statements, reports, and advice with respect to the Plan and to assist the Committee in complying with all applicable rules and regulations affecting the Plan; any consultants, accountants and attorneys may be the same as those retained by the Company;

                      (b) to decide appeals under this Article;

                      (c) to enact uniform and nondiscriminatory rules and regulations to carry out the provisions of the Plan;

                      (d) to resolve questions or disputes relating to eligibility for benefits or the amount of benefits under the Plan;

                      (e) to construe and interpret and supply omissions with respect to the provisions of the Plan;

                      (f) to determine whether any domestic relations order received by the Plan is a qualified domestic relations order as provided in section 414(p) of the Code;

                      (g) to evaluate administrative procedures; and

                      (h) to delegate such duties and powers as the Committee shall determine from time to time to any person or persons. To the extent of any such delegation, the delegate shall have the duties, powers, authority and discretion of the Committee. Any decisions and determinations made by the Committee pursuant to its duties and powers described in the Plan shall be conclusive and binding upon all parties. The Committee shall have sole discretion in carrying out its responsibilities. The expenses incurred by the Committee in connection with the operation of the Plan, including, but not limited to, the expenses incurred by reason of the engagement of professional assistants and consultants, shall be expenses of the Plan and shall be payable from the Fund at the direction of the Committee. The Participating Companies shall have the option, but not the obligation, to pay any such expenses, in whole or in part, and, by so doing, to relieve the Fund from the obligation of bearing such expenses. Payment of any such expenses by a Participating Company on one occasion shall not bind that Participating Company to pay any similar expenses on any subsequent occasion.

            10.3 Functioning of Committee. The Committee and those persons or entities to whom the Committee has delegated responsibilities shall keep accurate records and minutes of meetings, interpretations, and decisions. The Committee shall act by majority vote of the members, and such action shall be evidenced by a written document.

            10.4 Disputes.

                      (a) If the Committee denies, in whole or in part, a claim for benefits by a Participant or his beneficiary, the Committee shall furnish notice of the denial to the claimant, setting forth:

                        (1) the specific reasons for the denial;

                        (2) specific reference to the pertinent Plan provisions on which the denial is based;

                        (3) a description of any additional information necessary for the claimant to perfect the claim and an explanation of why such information is necessary; and

                        (4) appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review. Such notice shall be forwarded to the claimant within 90 days of the Committee's receipt of the claim; provided, however, that in special circumstances the Committee may extend the response period for up to an additional 90 days, in which event it shall notify the claimant in writing of the extension, and shall specify the reason or reasons for the extension.

                      (b) Within 60 days of receipt of a notice of claim denial, a claimant or his duly authorized representative may petition the Committee in writing for a full and fair review of the denial. The claimant or his duly authorized representative shall have the opportunity to review pertinent documents and to submit issues and comments in writing to the Committee. The Committee shall review the denial and shall communicate its decision and the reasons therefor to the claimant in writing within 60 days of receipt of the petition; provided, however, that in special circumstances the Committee may extend the response period for up to an additional 60 days, in which event it shall notify the claimant in writing prior to the commencement of the extension. The appeals procedure set forth in this Subsection (b) shall be the exclusive means for contesting a decision denying benefits under the Plan.

            10.5 Indemnification. Each member of the Committee, and any other person who is an Employee or director of a Participating Company or an Affiliated Company shall be indemnified and held harmless by the Company against and with respect to all damages, losses, obligations, liabilities, liens, deficiencies, costs and expenses, including without limitation, reasonable attorney's fees and other costs incident to any suit, action, investigation, claim or proceedings to which he may be a party by reason of his performance of administrative functions and duties under the Plan, except in relation to matters as to which he shall be held liable for an act of willful misconduct in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the Committee member or other person may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Committee member or other person may be entitled pursuant to the by-laws of the Participating Company.

                                   ARTICLE XI

                                    THE FUND


            11.1 Designation of Trustee. The Company on behalf of itself and each other Participating Company, by appropriate resolution of its Board of Directors, shall name and designate a Trustee and shall enter into a Trust Agreement. The Company shall have the power, by appropriate resolution of its Board of Directors, to amend the Trust Agreement, remove the Trustee, and designate a successor Trustee, as provided in the Trust Agreement. All of the assets of the Plan shall be held by the Trustee for use in accordance with the Plan.

            11.2 Exclusive Benefit. Prior to the satisfaction of all liabilities under the Plan in the event of termination of the Plan, no part of the corpus or income of the Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries except as expressly provided in this Plan and in the Trust Agreement.

            11.3 No Interest in Fund. No person shall have any interest in or right to any part of the assets or income of the Fund, except to the extent expressly provided in this Plan and in the Trust Agreement.

            11.4 Trustee. The Trustee shall be the named fiduciary with respect to management and control of Plan assets held by it and, except as provided in
Section 11.5 hereof, shall have exclusive and sole responsibility for the custody and investment thereof in accordance with the Trust Agreement.

            11.5 Investments and Voting FPA Common Stock.

                      (a) Except as provided in Section 11.5(e) hereof, the Trustee shall invest Salary Reduction Contributions, Rollover Contributions, Matching Contributions and Profit Sharing Contributions paid to it and income thereon in such Investment Media as each Participant may select in accordance with this Section 11.5. Such investments acquired in the manner prescribed by the Plan shall be held by or for the Trustee.

                      (b) Except as provided in Section 5.11(e), a Participant shall select one or more of the Investment Media in which his Accounts shall be invested, and the percentage thereof that shall be invested in each Investment Medium selected. In the event a Participant fails to make an election pursuant to this Section , amounts allocated to his Account shall be invested in the most conservative of the Investment Media as determined by the Committee. A Participant may amend such selection by prior notice to the Committee, effective as of such dates determined by the

Committee, by giving prior notice to the Committee. Such amendments will be subject to the other requirements of this Section .

                      (c) A Participant may transfer, effective as of such dates determined by the Committee, such portion of the value of his interest in any Investment Medium to another Investment Medium, as may be permitted by the Committee.

                      (d) The Trustee shall vote shares of FPA Common Stock pursuant to instructions from Participants, for which purpose the Trustee shall aggregate fractional shares and vote them in proportion to instructions from Participants with respect to whole shares. Shares for which no instructions are received shall not be voted.

                      (e) At the time of the mailing to stockholders of the notice of any stockholders' meeting of the Company, the Company, in conjunction with the Trustee, shall use its reasonable best efforts to cause to be delivered to each such Participant, who has shares of FPA Common Stock allocated to his Account, such notices and informational statements as are furnished to the Company's stockholders in respect of the exercise of voting rights, together with forms by which the Participant may confidentially instruct the Trustee, or revoke such instruction, with respect to the voting of the shares of FPA Common Stock allocated to his Account. Upon timely receipt of directions, the Trustee shall vote the FPA Common Stock allocated to a Participant's Account on each matter as directed by the Participant.

                      (f) If there is a tender offer for, or a request or invitation for tenders of, the shares of FPA Common Stock held by the Trustee for Participants, then

                        (1) the Committee shall furnish to the Trustee, who shall then furnish to each Participant, prompt notice of any such tender offer for, or request or invitation for tenders of, the shares of FPA Common Stock; and

                        (2) the Trustee shall request from each Participant instructions as to the tendering of the shares of FPA Common Stock, if any, allocated to the Participant's Account. The Trustee shall tender only such shares of FPA Common Stock for which the Trustee has received (within the time specified in the notification) tender instructions.

                      (g) All instructions received by the Trustee from Participants pursuant to this Section 11.5 shall be held by the Trustee in strict confidence and shall not be divulged to any person, including employees, officers and directors of the Company or any Affiliated Company; provided, however, that to the extent necessary for the operation of the Plan, such instructions may be relayed by the Trustee to a recordkeeper, auditor or other person providing services to the Plan if such person (1) is not the Company, an affiliate or any employee, officer or director thereof, and (2) agrees not to divulge such directions to any other person, including employees, officers and directors of the Company and any Affiliated Company.

                      (h) The amounts contributed by all Participants to each Investment Medium shall be commingled for investment purposes.

                      (i) The Trustee may hold assets of the Fund and make distributions therefrom in the form of cash without liability for interest, if for administrative purposes it becomes necessary or practical to do so.

                                   ARTICLE XII

                      AMENDMENT OR TERMINATION OF THE PLAN


            12.1 Power of Amendment and Termination.

                      (a) It is the intention of each Participating Company that its participation in this Plan will be permanent. However, subject to any applicable collective bargaining agreement, each Participating Company, other than the Company, reserves the right to terminate its participation in this Plan at any time by or pursuant to action of its board of directors or other governing body. Furthermore, subject to any applicable collective bargaining agreement, the Company reserves the power to amend or terminate the Plan at any time by or pursuant to action of the Board of Directors.

                      (b) Each amendment to the Plan shall be binding on each Participating Company if such Participating Company, by or pursuant to action by its board of directors or other governing body, (1) consents to such amendment at any time; or (2) fails to object thereto within thirty days after receiving notice thereof.

                      (c) Any amendment or termination of the Plan shall become effective as of the date designated by the Board of Directors or its delegate. Except as expressly provided elsewhere in the Plan, prior to the satisfaction of all liabilities with respect to the benefits provided under this Plan, no amendment or termination shall cause any part of the monies contributed hereunder to revert to the Participating Companies or to be diverted to any purpose other than for the exclusive benefit of Participants and their beneficiaries. Upon termination or partial termination of the Plan, or upon complete discontinuance of contributions, the rights of all affected persons to benefits accrued to the date of such termination shall be nonforfeitable. Upon termination of the plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code or a simplified employee pension plan as defined in section 408(k) of the Code), Accounts shall be distributed in accordance with applicable law.

            12.2 Merger. The Plan shall not be merged with or consolidated with, nor shall its assets be transferred to, any other qualified retirement plan unless each Participant would receive a benefit after such merger, consolidation, or transfer (assuming the Plan then terminated) which is of actuarial value equal to or greater than the benefit he would have received from his Account if the Plan had been terminated on the day before such merger, consolidation, or transfer.

                                  ARTICLE XIII

                              TOP-HEAVY PROVISIONS


            13.1 General. The following provisions shall apply automatically to the Plan and shall supersede any contrary provisions for each Plan Year in which the Plan is a Top-Heavy Plan (as defined below). It is intended that this Article shall be construed in accordance with the provisions of section 416 of the Code.

            13.2 Definitions. The following definitions shall supplement those set forth in Article I hereof of the Plan:

                      (a) "Aggregation Group" means this plan and each other qualified retirement plan (including a frozen plan or a plan which has been terminated during the 60-month period ending on the Determination Date) of a Participating Company or an Affiliated Company:

                        (1) in which a Key Employee is a participant; or

                        (2) which enables any plan in which a Key Employee participates to meet the requirements of sections 401(a)(4) or 410 of the Code; or

                        (3) without the inclusion of which, the plans in the Aggregation Group would be Top-Heavy Plans, but, with the inclusion of which, the plans in the Aggregation Group are not Top-Heavy Plans and, taken together, meet the requirements of sections 401(a)(4) and 410 of the Code.

                      (b) "Determination Date" means, for any Plan Year, the last day of the preceding Plan Year, except that for the first Plan Year it means the last day thereof.

                      (c) "Key Employee" means, with respect to any Plan Year:

                        (1) any Employee or former Employee who at any time during the 60-month period ending on the Determination Date was:

                              (A) an officer of a Participating Company having
Compensation for a Plan Year during such period greater than fifty percent (50%) of the amount in effect under section 415(b)(1)(A) of the Code for the calendar year in which such Plan Year ends; provided, that no more than 50 Employees (or, if less, the greater of three Employees or ten percent (10%) of the greatest number of Employees employed by all Participating Companies and all

Affiliated Companies during such 60-month period, but excluding employees described in section 414(q)(8) of the Code) shall be treated as officers; or

                              (B) one of the 10 Employees having Compensation
greater than the amount described in section 415(c)(1)(A) of the Code and owning (or are considered as owning, within the meaning of section 318 of the Code) the largest interests in any Participating Company or Affiliated Company, provided that such interest exceeds one-half of one percent (0.5%) of the total share ownership of the Participating Company or Affiliated Company, the total number of individuals described in this Subparagraph (B) being limited to 10 for the entire 60-month period; or

                              (C) a five-percent (5%) owner of a Participating
Company; or

                              (D) a one-percent (1%) owner of a Participating
Company having Compensation in excess of $150,000; or

                        (2) a beneficiary of an individual described in Paragraph (1) of this Subsection. For purposes of this Subsection, Compensation shall include elective deferrals under sections 125, 402(a)(8), 402(h) and 403(b) of the Code. Determinations under this Subsection shall be made in accordance with section 416(i) of the Code.

                      (d) "Key Employee Ratio" means, for any Determination Date, the ratio of the amount described in Paragraph (1) of this Subsection to the amount described in Paragraph (2) of this Subsection, after deducting from each such amount any portion thereof described in Paragraph (3) of this Subsection, where:

                        (1) the amount described in this Paragraph is the sum of:

                              (A) the present value of all accrued benefits of
Key Employees under all qualified defined benefit plans included in the Aggregation Group;

                              (B) the balances in all of the accounts of Key
Employees under all qualified defined contribution plans included in the Aggregation Group; and

                              (C) the amounts distributed from all plans in such
Aggregation Group to or on behalf of any Key Employee during the period of five Plan Years ending on the Determination Date, except any benefit paid on account of death to the extent it exceeds the accrued benefits or account balances immediately prior to death;

                        (2) the amount described in this Paragraph is the sum of:

                              (A) the present value of all accrued benefits of
all participants under all qualified defined benefit plans included in the Aggregation Group;

                              (B) the balances in all of the accounts of all
participants under all qualified defined contribution plans included in the Aggregation Group; and

                              (C) the amounts distributed from all plans in such
Aggregation Group to or on behalf of any participant during the period of five Plan Years ending on the Determination Date; and

                        (3) the amount described in this Paragraph is the sum of:

                              (A) all rollover contributions (or fund to fund
transfers) to the Plan by an Employee after December 31, 1983 from a plan sponsored by an employer which is not a Participating Company or an Affiliated Company;

                              (B) any amount that is included in Paragraphs (1)
and (2) of this Subsection for a person who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year; and

                              (C) for Plan Years beginning after December 31,
1984, any amount that is included in Paragraphs (1) and (2) of this Subsection for a person who has not performed any services for any Participating Company during the five-year period ending on the Determination Date. The present value of accrued benefits under any defined benefit plan shall be determined on the basis of the actuarial assumptions used by such defined benefit plan under the method used for accrual purposes for all plans maintained by all Participating Companies and Affiliated Companies if a single method is used by all such plans, or, otherwise, the slowest accrual method permitted under section 411(b)(1)(C) of the Code.

                      (e) "Non-Key Employee" means, for any Plan Year:

                        (1) an Employee or former Employee who is not a Key Employee with respect to such Plan Year; or

                        (2) a beneficiary of an individual described in Paragraph (1) of this Subsection.

                      (f) "Super Top-Heavy Plan" means, for any Plan Year, each plan in the Aggregation Group for such Plan Year if, as of the applicable Determination Date, the Key Employee Ratio exceeds ninety percent (90%).

                      (g) "Top-Heavy Compensation" means, for any Participant for any Plan Year, the average of his annual Compensation over the period of five consecutive Plan Years (or, if shorter, the longest period of consecutive Plan Years during which the Participant was in the employ of any Participating Company) yielding the highest average, disregarding:

                        (1) Compensation for Plan Years ending prior to January 1, 1984; and

                        (2) Compensation for Plan Years after the close of the last Plan Year in which the Plan was a Top-Heavy Plan.

                      (h) "Top-Heavy Plan" means, for any Plan Year, each plan in the Aggregation Group for such Plan Year if, as of the applicable Determination Date, the Key Employee Ratio exceeds sixty percent (60%).

                      (i) "Year of Top-Heavy Service" means, for any Participant, a Plan Year in which he completes 1,000 or more Hours of Service, excluding:

                        (1) Plan Years commencing prior to January 1, 1984; and

                        (2) Plan Years in which the Plan is not a Top-Heavy
Plan.

            13.3 Minimum Contribution for Non-Key Employees.

                      (a) In each Plan Year in which the Plan is a Top-Heavy Plan, each Eligible Employee who is a Non-Key Employee (except an Eligible Employee who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year) and who is an Employee on the last day of such Plan Year will receive a total minimum Participating Company or Affiliated Company contribution (including forfeitures) under all plans described in Paragraphs (a)(1) and (a)(2) of Section 13.2 of not less than three percent (3%) of the Eligible Employee's Compensation for the Plan Year. Elective deferrals to such plans made on behalf of a Participant in plan years beginning after December 31, 1984 but before January 1, 1989 shall be deemed to be Company contributions for the purpose of this Subsection. Elective deferrals and employer matching contributions to such plans in plan years beginning on or after January 1, 1989 shall not be used to meet the minimum contribution requirements of this Subsection.

                      (b) The percentage set forth in Subsection (a) shall be reduced to the percentage at which contributions, including forfeitures, are made (or are required to be made) for a Plan Year for the Key Employee for whom such percentage is the highest for that Plan Year. This percentage shall be determined for each Key Employee by dividing the contribution for such Key Employee by his Compensation for the Plan Year. All defined contribution plans required to be included in an Aggregation Group shall be treated as one plan for the purpose of this Section ; however, this Section shall not apply to any plan which is required to be included in the Aggregation Group if such plan enables a defined benefit plan in the group to meet the requirements of section 401(a)(4) or section 410 of the Code.

                      (c) If a Non-Key Employee described in Subsection (a) participates in both a defined benefit plan and a defined contribution plan described in Paragraphs (a)(1) and (a)(2) of Section 13.2, the Participating Company is not required to provide such Employee with both the minimum benefit under the defined benefit plan and the minimum contribution. In such event, the Non-Key Employee shall receive a total minimum Company contribution (including forfeitures) under all plans in the Aggregation Group of not less than five percent (5%) of the Non-Key Employee's Compensation, unless he is entitled to the contribution described in Subsection 13.6(c).

            13.4 Vesting.

                      (a) The vested interest in his Profit Sharing Account and Matching Contribution Account of each Participant with one or more Hours of Service in a Plan Year in which the Plan is a Top-Heavy Plan shall be determined in accordance with the following schedule unless Section 6.1 provides more rapid vesting for such Participant:

      Years of Service                       Percent Vested
      ----------------                       --------------
      less than 2 years                          0 percent
                      2 years                   20 percent
                      3 years                   40 percent
                      4 years                   60 percent
                      5 years                   80 percent
                      6 years                  100 percent

                      (b) If the Plan ceases to be a Top-Heavy Plan, the vesting schedule set forth in Section 6.1 shall again apply to all Years of Service, provided, that:

                        (1) each Participant described in Subsection (a) of this Section shall maintain the same vested interest in his Matching Contribution Account and Profit Sharing Account determined under the schedule in Subsection
(a) as of the
date on which the Plan ceases to be a Top-Heavy Plan until the Participant's vested percentage under the schedule in Section 6.1 exceeds the percentage maintained under the schedule in Subsection (a); and

                        (2) any Participant described in Subsection (a) of this Section with at least three Years of Service at the time that the Plan ceases to be a Top-Heavy Plan shall continue to have his vested percentage computed under the Plan in accordance with the vesting schedule set forth in Subsection (a).

            13.5 Social Security. The Plan, for each Plan Year in which it is a Top-Heavy Plan, must meet the requirements of this Article without regard to any Social Security or similar contributions or benefits.

            13.6 Adjustment to Maximum Benefit Limitation.

                      (a) For each Plan Year in which the Plan is (1) a Super Top-Heavy Plan or (2) a Top-Heavy Plan and the Board of Directors does not make the election to amend the Plan to provide the minimum contribution described in Subsection (c), the 1.25 factor in the defined benefit and defined contribution fractions described in section 415(e) of the Code shall be reduced to 1.0. The adjustment described in this Subsection shall not apply to a Participant during any period in which the Participant earns no additional accrued benefit under any defined benefit plan and has no employer contributions, forfeitures, or voluntary nondeductible contributions allocated to his accounts under any defined contribution plan.

                      (b) In the case of any Top-Heavy Plan to which section 415(e)(6) of the Code applies, "$41,500" shall be substituted for "$51,875" in the calculation of the numerator of the transition fraction.

                      (c) If, in any Plan Year in which the Plan is a Top-Heavy Plan but not a Super Top-Heavy Plan, the Aggregation Group also includes a defined benefit plan, the Board of Directors may elect to use a factor of 1.25 in computing the denominator of the defined benefit and defined contribution fractions described in section 415(e)(3) of the Code. In the event of such election, the minimum contribution described in Section 13.3(a) for each Non-Key Employee who is not covered under a defined benefit plan shall be increased to four percent (4%), and the minimum Company contribution described in Section 14.3(c) hereof for each Non-Key Employee who is covered under a defined benefit plan (but who does not have a minimum benefit under the defined benefit plan equal to the lesser of (1) three percent (3%) of his Top-Heavy Compensation multiplied by his Years of Top-Heavy Service or (2) thirty-percent (30%) of his Top-Heavy Compensation) shall be increased to seven and one-half percent (7-1/2%).

                                   ARTICLE XIV

                               GENERAL PROVISIONS


            14.1 No Employment Rights. Neither the action of the Company in establishing the Plan, nor of any Participating Company in adopting the Plan, nor any provisions of the Plan, nor any action taken by the Company, any Participating Company or the Committee shall be construed as giving to any Employee the right to be retained in the employ of the Company or any Participating Company, or any right to payment except to the extent of the benefits provided in the Plan to be paid from the Fund.

            14.2 Governing Law. Except to the extent superseded by ERISA, all questions pertaining to the validity, construction, and operation of the Plan shall be determined in accordance with the laws of the state in which the principal place of business of the Company is located.

            14.3 Severability of Provisions. If any provision of this Plan is determined to be void by any court of competent jurisdiction, the Plan shall continue to operate and, for the purposes of the jurisdiction of that court only, shall be deemed not to include the provisions determined to be void.

            14.4 No Interest in Fund. No person shall have any interest in, or right to, any part of the principal or income of the Fund, except as and to the extent expressly provided in this Plan and in the Trust Agreement.

            14.5 Spendthrift Clause. No benefit payable at any time under this Plan and no interest or expectancy herein shall be anticipated, assigned, or alienated by any Participant or beneficiary, or subject to attachment, garnishment, levy, execution, or other legal or equitable process, except for
(1) a Federal tax levy made pursuant to section 6331 of the Code and (2) any benefit payable pursuant to a qualified domestic relations order. Any attempt to alienate or assign a benefit hereunder, whether currently or hereafter payable, shall be void.

            14.6 Incapacity. If the Committee deems any Participant who is entitled to receive payments hereunder incapable of receiving or disbursing the same by reason of Age, illness, infirmity, or incapacity of any kind, the Committee may direct the Trustee to apply such payments directly for the comfort, support, and maintenance of such Participant, or to pay the same to any responsible person caring for the Participant who is determined by the Committee to be qualified to receive and disburse such payments for the Participant's benefit; and the receipt of such person shall be a complete acquittance for the payment of the benefit. Payments pursuant to this Section shall be complete discharge to the extent thereof of any and all liability of the Participating Companies, the Committee, the Trustee, and the Fund.

            14.7 Withholding. The Committee and the Trustee shall have the right to withhold any and all state, local, and Federal taxes which may be withheld in accordance with applicable law.

            14.8 Missing Persons. Neither the Trustee nor any Participating Company shall be obliged to search for or ascertain the whereabouts of any individual entitled to benefits under the Plan. Any individual entitled to benefits under the Plan who does not file a timely claim for his benefits will be allowed to file a claim at any later date, and payment of his benefits will commence after that later date, except that, in the event the Participating Company is satisfied that a Participant has no spouse or that a Participant's spouse cannot be located (as described in Section 5.8, and the Participant is in fact married or the spouse is later located, whichever is applicable, such spouse shall not be deemed an individual entitled to benefits under the Plan.

                                   ARTICLE XV

                           RIGHTS OF ALTERNATE PAYEES


            15.1 General. Except as otherwise provided in this Article, an Alternate Payee shall have no rights to a Participant's benefit and shall have no rights under this Plan other than those rights specifically granted to the Alternate Payee pursuant to a Qualified Domestic Relations Order. Notwithstanding the foregoing, an Alternate Payee shall have the right to appeal the denial of a claim for any benefits awarded to the Alternate Payee pursuant to a Qualified Domestic Relations Order, as provided in Section 10.4. Any interest of an Alternate Payee in the Accounts of a Participant, other than an interest payable solely upon the Participant's death pursuant to a Qualified Domestic Relations Order which provides that the Alternate Payee shall be treated as the Participant's surviving spouse, shall be separately accounted for by the Trustee in the name and for the benefit of the Alternate Payee.

            15.2 Distribution.

                      (a) Notwithstanding anything in this Plan to the contrary, a Qualified Domestic Relations Order may provide that any benefits of a Participant payable to an Alternate Payee shall be distributed immediately or at any other time specified in the order. If the order does not specify the time at which benefits shall be payable to the Alternate Payee, the benefits shall be distributed to the Alternate Payee immediately.

                      (b) If a Qualified Domestic Relations Order does not provide the form of distribution of benefits payable to an Alternate Payee, the Alternate Payee shall have the right to elect distribution in any form provided under Article V, except that benefits to be paid in installments may not be paid over a period exceeding the life expectancy of the Alternate Payee, determined as of the date of the first distribution.

                      (c) If the Qualified Domestic Relations Order does not specify the Investment Media from which amounts shall be paid to an Alternate Payee, such amounts shall be distributed from the Investment Media in which such Accounts are invested on a pro rata basis.

            15.3 Withdrawals. Unless a Qualified Domestic Relations Order provides to the contrary, an Alternate Payee shall not be permitted to make any withdrawals under Article VIII.

            15.4 Death Benefits. Unless a Qualified Domestic Relations Order provides to the contrary, an Alternate Payee shall have the right to designate a beneficiary, in the same manner as provided in Section 5.8 with respect to a Participant (except that no spousal consent shall be required), who shall receive benefits payable to the Alternate Payee which have not been distributed at the time of the Alternate Payee's death. If the Alternate Payee does not designate a beneficiary, or if the beneficiary predeceases the Alternate Payee, benefits payable to the Alternate Payee which have not been distributed shall be paid to the Alternate Payee's estate.

            15.5 Investment Direction. Unless a Qualified Domestic Relations Order provides to the contrary, an Alternate Payee shall have the right to direct the investment of any portion of a Participant's Accounts payable to the Alternate Payee under such order in the same manner as provided in Article XI with respect to a Participant, which amounts shall be separately accounted for by the Trustee in the Alternate Payee's name.

            Executed by the duly authorized officers of the Company on behalf of the Company and each other Participating Company this ____ day of _________________, 1996.


                                           FPA MEDICAL MANAGEMENT, INC.


                                           By:___________________________
                                                Title:

Attest:________________________
                Secretary

[SEAL]

                                   SCHEDULE A

                  MINIMUM DISTRIBUTION INCIDENTAL BENEFIT TABLE


                                     TABLE I

      Excess of Age of Participant            Applicable
      over Age of beneficiary                 percentage
      -----------------------                 ----------
            10 years or less.....................100%
            11................................... 96%
            12................................... 93%
            13................................... 90%
            14................................... 87%
            15................................... 84%
            16................................... 82%
            17................................... 79%
            18................................... 77%
            19................................... 75%
            20................................... 73%
            21................................... 72%
            22................................... 70%
            23................................... 68%
            24................................... 67%
            25................................... 66%
            26................................... 64%
            27................................... 63%
            28................................... 62%
            29................................... 61%
            30................................... 60%
            31................................... 59%
            32................................... 59%
            33................................... 58%
            34................................... 57%
            35................................... 56%
            36................................... 56%
            37................................... 55%
            38................................... 55%
            39................................... 54%
            40................................... 54%
            41................................... 53%
            42................................... 53%
            43................................... 53%
            44 and greater....................... 52%

                                   APPENDIX A

                                PREDECESSOR PLANS


      A.1 Predecessor Plans. The following plans have been merged into the Plan effective January 1, 1997, and have had their assets transferred to the Plan as soon as practicable thereafter:

            (a)       Arizona Managed Care Providers, Ltd. 401(k)
                      Profit Sharing Plan (the "Arizona Plan")

            (b) FPA Medical Group of California, An Osteopathic Medical Corporation, 401(k) Salary Savings Plan (the "California Plan")

            (c) Family Practice Associates of San Diego, Inc. 401(k) Salary Savings Plan (the "San Diego
                      Plan")

            (d)       Gonzaba Medical Group 401(k) Plan (the "Gonzaba
                      Plan")

      A.2 Special Provisions Applicable to Participants with Transfer Accounts. The following provisions shall apply only to the Participants who had participated in a specified Predecessor Plan and have Transfer Accounts hereunder. Additionally, the following provisions supplement the provisions of the Plan, and to the extend there is any discrepancy, the terms of this Appendix shall control.

            (a) Arizona Plan.

                      (1) Distribution of Transfer Accounts. With respect to a Participant who has a Transfer Account from the Arizona Plan:

                        (A) The provisions of Section 5.11 shall apply with respect to such Transfer Account.

                        (B) In addition to the modes of distribution provided under Sections 5.7 and 5.11 of the Plan, the Participant may elect in writing to have his interest in his Transfer Account paid to him or applied for his benefit in approximately equal monthly, quarterly, or annual installments over a period not to exceed the lesser of:

                              (i) the life expectancy of the Participant or the
joint and survivor life expectancy of the Participant and his beneficiary (with such life expectancy to be determined in accordance with applicable regulations under the Code); or

                      (ii) unless the sole beneficiary is the Participant's spouse, the maximum number of years determined under Table I of this Appendix A.

                      (C) Notwithstanding any Plan provision to the contrary, each Transfer Account shall be distributed in a manner that permits the Plan to satisfy the requirements of section 401(a)(9) of the Code and regulations thereunder, including the incidental death benefit requirements of section 401(a)(9)(G) of the Code.

            (b) California Plan.

                      (1) Distribution of Transfer Account.

                        (A) A Participant may elect to have the distribution of his Transfer Account paid in cash, in securities, or other assets in-kind, or in any combination thereof.

                        (B) In addition to the normal mode of distribution provided under Section 5.7 of the Plan, a Participant who has a Transfer Account from the San Diego Plan may elect in writing to have his interest in his Transfer Account paid to him or applied for his benefit in approximately equal installments that are made at least annually over a period not to exceed the lesser of:

                              (i) the life expectancy of the Participant or the
joint and survivor life expectancy of the Participant and his beneficiary (with such life expectancy to be determined in accordance with applicable regulations under the Code); or

                              (ii) unless the sole beneficiary is the
Participant's spouse, the maximum number of years determined under Table I of this Appendix A.

                        (C) Notwithstanding any Plan provision to the contrary, each Transfer Account shall be distributed in a manner that permits the Plan to satisfy the requirements of section 401(a)(9) of the Code and regulations thereunder, including the incidental death benefit requirements of section 401(a)(9)(G) of the Code.

            (c) San Diego Plan.

                      (1) Normal Retirement Age. For a Participant who participated in the San Diego Plan prior to January 1, 1997, Normal Retirement Age shall mean the attainment of Age 55 or, if later, the 10th anniversary of the date of participation in the Plan; but in no event later than Age 65.

                      (2) Nonforfeitable Amounts. Subject to the terms of
Section 6.1(b)(2) of the Plan, a Participant who participated in the San Diego Plan prior to January 1, 1997, shall have his nonforfeitable interest in his Transfer Account determined in accordance with the following schedule:

                  Years of Service               Nonforfeitable Interest
                  ----------------               -----------------------
                  Less than 1 year                        0 percent
                            1 year                       25 percent
                            2 years                      50 percent
                            3 years                      75 percent
                            4 years or more             100 percent

                      (3) Distribution of Transfer Account.

                        (A) A Participant may elect to have the distribution of his Transfer Account paid in cash, in securities, or other assets in-kind, or in any combination thereof.

                        (B) In addition to the normal mode of distribution provided under Section 5.7 of the Plan, a Participant who has a Transfer Account from the San Diego Plan may elect in writing to have his interest in his Transfer Account paid to him or applied for his benefit in

                              (i) approximately equal monthly, quarterly, or
annual installments over a period not to exceed the lesser of:

                                    (I) the life expectancy of the Participant
or the joint and survivor life expectancy of the Participant and his beneficiary (with such life expectancy to be determined in accordance with applicable regulations under the Code); or

                                    (II) unless the sole beneficiary is the
Participant's spouse, the maximum number of years determined under Table I of this Appendix A; or

                              (ii) a single sum payment; or

                              (iii) a combination of the above.

                        (C) Notwithstanding any Plan provision to the contrary, each Transfer Account shall be distributed in a manner that permits the Plan to satisfy the requirements of section 401(a)(9) of the Code and regulations thereunder, including the incidental death benefit requirements of section 401(a)(9)(G) of the Code.

            (d) Gonzaba Plan.

                      (1) Normal Retirement Date. For a Participant who participated in the Gonzaba Plan prior to January 1, 1997, Normal Retirement Date shall mean the first of the month in which the Participant attains Normal Retirement Age.

                      (2) Distribution of Transfer Account. In addition to the normal mode of distribution provided under Section 5.7 of the Plan, a Participant who has a Transfer Account from the Gonzaba Plan may elect in writing to have his interest in his Transfer Account paid to him or applied for his benefit in approximately equal monthly installments over a period not to exceed the lesser of:

                        (A) the life expectancy of the Participant or the joint and survivor life expectancy of the Participant and his beneficiary (with such life expectancy to be determined in accordance with applicable regulations under the Code); or

                        (B) unless the sole beneficiary is the Participant's spouse, the maximum number of years determined under Table I of this Appendix A.

                      (3) Notwithstanding any Plan provision to the contrary, each Transfer Account shall be distributed in a manner that permits the Plan to satisfy the requirements of section 401(a)(9) of the Code and regulations thereunder, including the incidental death benefit requirements of section 401(a)(9)(G) of the Code.

                              TABLE I TO APPENDIX A

           Age of Participant
           in calendar year
           preceding Required
           Beginning Date                           Maximum Years Remaining
           ------------------                       -----------------------
              70..............................................26.2
              71..............................................25.3
              72..............................................24.4
              73..............................................23.5
              74..............................................22.7
              75..............................................21.8
              76..............................................20.9
              77..............................................20.1
              78..............................................19.2
              79..............................................18.4
              80..............................................17.6
              81..............................................16.8
              82..............................................16.0
              83..............................................15.3
              84..............................................14.5
              85..............................................13.8
              86..............................................13.1
              87..............................................12.4
              88..............................................11.8
              89..............................................11.1
              90..............................................10.5
              91..............................................9.9
              92..............................................9.4
              93..............................................8.8
              94..............................................8.3
              95..............................................7.8
              96..............................................7.3
              97..............................................6.9
              98..............................................6.5
              99..............................................6.1
             100..............................................5.7
             101..............................................5.3
             102..............................................5.0
             103..............................................4.7
             104..............................................4.4
             105..............................................4.1
             106..............................................3.8
             107..............................................3.6
             108..............................................3.4
             109..............................................3.2
             110..............................................2.8
             111..............................................2.6
             112..............................................2.4
             113..............................................2.2
             114..............................................2.0
             115 and older....................................1.8